Exhibit 99.1

Index to Financial Statements
and Financial Statement Schedules

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
CapLease, Inc.

We have audited the accompanying consolidated balance sheets of CapLease Inc. and subsidiaries as of December 31, 2012 and 2011, and the related consolidated statements of operations, comprehensive income (loss), changes in equity, and cash flows for each of the three years in the period ended December 31, 2012. Our audits also included the financial statement schedules of CapLease, Inc. listed in Item 15(a). We also have audited CapLease Inc.'s internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. CapLease Inc.'s management is responsible for these financial statements and financial statement schedules, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on these financial statements and an opinion on the Company's internal control over financial reporting based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement and whether effective internal control over financial reporting was maintained in all material respects. Our audits of the financial statements included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances.  We believe that our audits provide a reasonable basis for our opinions.

A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company's internal control over financial reporting includes those policies and procedures that (a) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (b) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (c) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CapLease, Inc. and subsidiaries as of December 31, 2012 and 2011, and the results of  their operations and their cash flows for each of the years in the three-year period ended December 31, 2012, in conformity with accounting principles generally accepted in the United States of America.  Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respect the information set forth therein. Also in our opinion, CapLease, Inc. maintained, in all material respects, effective internal control over financial reporting as of December 31, 2012, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

/s/ McGladrey LLP
New York, New York
February 21, 2013

CapLease, Inc. and Subsidiaries
Consolidated Balance Sheets

	December 31,
(Amounts in thousands, except share and per share amounts)	2012	2011
Assets
Real estate investments, net	$1,541,416	$1,401,526
Loans held for investment, net	26,972	33,139
Commercial mortgage-backed securities	62,318	59,435
Cash and cash equivalents	30,177	71,160
Other assets	89,560	76,363
Total Assets	$1,750,443	$1,641,623
Liabilities and Stockholders' Equity
Mortgages on real estate investments	$1,012,075	$972,924
Credit agreements	67,655	70,668
Secured term loan	72,417	88,142
Convertible senior notes	19,210	34,522
Other long-term debt	30,930	30,930
Total debt obligations	1,202,287	1,197,186
Intangible liabilities on real estate investments	33,032	35,219
Accounts payable and other liabilities	27,926	17,371
Dividends and distributions payable	8,826	5,946
Total Liabilities	1,272,071	1,255,722
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized:
Series A cumulative redeemable preferred, liquidation preference $25.00 per share, 3,447,182 and 3,204,900 shares issued and outstanding, respectively	79,776	73,880
Series B cumulative redeemable preferred, liquidation preference $25.00 per share, 2,941,073 and 0 shares issued and outstanding, respectively	71,665	–
Common stock, $0.01 par value, 500,000,000 shares authorized, 73,658,045 and 66,275,535 shares issued and outstanding, respectively	737	663
Additional paid in capital	325,824	321,303
Accumulated other comprehensive loss	(666)	(11,051)
Total Stockholders' Equity	477,336	384,795
Non-controlling interest in consolidated subsidiaries	1,036	1,106
Total Equity	478,372	385,901
Total Liabilities and Equity	$1,750,443	$1,641,623

See notes to consolidated financial statements.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Operations

	Year ended December 31,
(Amounts in thousands, except per share amounts)	2012	2011	2010
Revenues:
Rental revenue	$137,126	$127,995	$121,661
Interest income from loans and securities	7,768	19,655	27,621
Tenant reimbursements	16,287	13,900	12,159
Other revenueu	861	793	974
Total revenues	162,042	162,343	162,415
Expenses:
Interest expense	67,137	76,595	83,024
Property expenses	27,798	25,741	23,038
General and administrative expenses	11,642	10,581	10,604
General and administrative expenses-stock based compensation	3,200	2,785	2,541
Depreciation and amortization expense on real property	48,189	46,313	44,636
Other expenses	1,001	199	267
Total expenses	158,967	162,214	164,110
Other gains (losses):
Gain (loss) on investments, net	1,009	648	(7,949)
Gain (loss) on extinguishment of debt, net	10,790	(3,698)	(293)
Total other gains (losses)	11,799	(3,050)	(8,242)
Income (loss) from continuing operations	14,874	(2,921)	(9,937)
Discontinued operations:
Loss from discontinued operations	(1,372)	(2,798)	(3,255)
Gain (loss) on investments, net	(15,229)	1,426	–
Provision for loss on property investment	–	(16,423)	–
Gain on extinguishment of debt	–	18,861	–
Total discontinued operations	(16,601)	1,066	(3,255)
Net loss before non-controlling interest in consolidated subsidiaries	(1,727)	(1,855)	(13,192)
Non-controlling interest in consolidated subsidiaries	27	20	52
Net loss	(1,700)	(1,835)	(13,140)
Dividends allocable to preferred shares	(10,003)	(6,510)	(5,618)
Net loss allocable to common stockholders	$(11,703)	$(8,345)	$(18,758)

Income (loss) per common share, basic and diluted:
Income (loss) from continuing operations	$0.08	$(0.15)	$(0.27)
Income (loss) from discontinued operations	$(0.25)	$0.02	$(0.06)
Net loss per common share, basic and diluted	$(0.17)	$(0.13)	$(0.33)
Weighted average number of common shares outstanding, basic and diluted	67,121	64,758	56,189
Dividends declared per common share	$0.275	$0.26	$0.245
Dividends declared per preferred A share	$2.03	$2.03	$2.03
Dividends declared per preferred B share	$1.55	$–	$–

See notes to consolidated financial statements.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Comprehensive Income (Loss)

	Year ended December 31,
(Amounts in thousands)	2012	2011	2010

Net loss before non-controlling interest in consolidated subsidiaries	$(1,727)	$(1,855)	$(13,192)

Other comprehensive income:
Amortization of unrealized loss on securities previously classified as available for sale	–	150	1,765
Increase in fair value of securities available for sale	10,227	5,529	1,759
Reclassification of derivative items into earnings	158	3,486	592

Other comprehensive income	10,385	9,165	4,116

Comprehensive income (loss)	8,658	7,310	(9,076)

Comprehensive (income) loss attributable to non-controlling interests	(20)	(18)	25

Comprehensive income (loss) attributable to CapLease, Inc.	$8,638	$7,292	$(9,051)

See notes to consolidated financial statements

CapLease, Inc. and Subsidiaries
Consolidated Statements of Changes in Equity

	Stockholders' Equity
(Amounts in thousands)	Preferred Stock	Common Stock at Par	Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Non-controlling Interest	Total Equity
Balance at December 31, 2009	$33,657	$517	$303,368	$(24,332)	$1,257	$314,467
Incentive stock plan compensation expense	–	–	2,541	–	–	2,541
Incentive stock plan grants issued and forfeited	–	5	(5)	–	–	–
Net loss	–	–	(13,140)	–	–	(13,140)
Non-controlling interest in consolidated subsidiaries	–	–	–	–	(52)	(52)
Issuance of common stock	–	54	25,048	–	–	25,102
Issuance of preferred stock	40,222	–	–	–	–	40,222
Issuance of convertible senior notes-equity component			(1,050)		–	(1,050)
Dividends declared - preferred	–	–	(6,501)	–	–	(6,501)
Dividends declared - common	–	–	(14,029)	–	–	(14,029)
Distributions declared-operating partnership units	–	–	–	–	(38)	(38)
Amortization of losses on securities previously classified as available for sale	–	–	–	1,765		1,765
Increase in fair value of securities available for sale	–	–	–	1,759	–	1,759
Reclassification of derivative items into earnings	–	–	–	592	–	592
Balance at December 31, 2010	73,880	576	296,232	(20,216)	1,167	351,639
Incentive stock plan compensation expense	–	–	2,785	–	–	2,785
Incentive stock plan grants issued and forfeited	–	4	(4)	–	–	–
Net loss	–	–	(1,835)	–	–	(1,835)
Non-controlling interest in consolidated subsidiaries	–	–	–	–	(20)	(20)
Issuance of common stock	–	102	54,167	–	–	54,269
Repurchase of common stock	–	(18)	(6,718)	–		(6,736)
Dividends declared-preferred	–	–	(6,510)	–	–	(6,510)
Dividends declared-common	–	–	(16,815)	–	–	(16,815)
Distributions declared-operating partnership units	–	–	–	–	(41)	(41)
Amortization of losses on securities previously classified as available for sale	–	–	–	150	–	150
Increase in fair value of securities available for sale	–	–	–	5,529	–	5,529
Reclassification of derivative items into earnings	–	–	–	3,486	–	3,486
Balance at December 31, 2011	73,880	664	321,302	(11,051)	1,106	385,901
Incentive stock plan compensation expense	–	–	3,200	–	–	3,200
Incentive stock plan grants issued and forfeited	–	5	(5)	–	–	–
Net loss	–	–	(1,700)	–	–	(1,700)
Non-controlling interest in consolidated subsidiaries	–	–	–	–	(27)	(27)
Issuance of common stock	–	68	32,082	–	–	32,150
Issuance of preferred stock	77,561	–	–	–		77,561
Dividends declared-preferred	–	–	(10,177)	–	–	(10,177)
Dividends declared-common	–	–	(18,878)	–	–	(18,878)
Distributions declared-operating partnership units	–	–	–	–	(43)	(43)
Increase in fair value of securities available for sale	–	–	–	10,227	–	10,227
Reclassification of derivative items into earnings	–	–	–	158	–	158
Balance at December 31, 2012	$151,441	$737	$325,824	$(666)	$1,036	$478,372

See notes to consolidated financial statements.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Cash Flows

	Year ended December 31,
(Amounts in thousands)	2012	2011	2010

Operating activities

Net loss	$(1,700)	$(1,835)	$(13,140)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	48,686	49,472	48,465
Stock based compensation	3,200	2,785	2,541
Amortization of above and below market leases	(839)	1,274	1,663
(Gain) loss on investments, net	14,220	(2,074)	7,949
Provision for loss on property investment	–	16,423	–
(Gain) loss on extinguishment of debt	(10,790)	(15,163)	293
Gain attributable to non-controlling interest in consolidated subsidiaries	(27)	(20)	(52)
Straight-lining of rents	6,241	(1,886)	(4,189)
Amortization of discounts/premiums, and origination fees/costs, net	(463)	(549)	(625)
Amortization of debt issuance costs, leasing commissions and fair market value of debt issued or assumed	2,582	2,266	2,785
Changes in operating assets and liabilities:
Other assets	(14,572)	840	(436)
Accounts payable and other liabilities	10,552	(3,732)	2,433
Deposits and escrows	2	(33)	2
Net cash provided by operating activities	57,092	47,768	47,689

Investing activities
Purchases of real estate investments	(167,670)	(22,773)	(33,513)
Real estate improvements, additions, rebates and construction in progress	(46,829)	(18,133)	(8,077)
Proceeds from sale of real estate investments	9,611	5,171	3,410
Leasing commission costs	(3,637)	(152)	(1,298)
Proceeds from sale or prepayments of loans	–	86,946	–
Principal received from borrowers	7,040	10,032	11,205
Proceeds from sale of CDO, net of liabilities assumed	–	22,273	–
Proceeds from sale of securities	3,744	31,285	–
Repayments of commercial mortgage-backed securities	4,199	4,974	3,256
Purchases of furniture, fixtures, equipment and leasehold improvements	(32)	(18)	(34)
Net cash provided by (used in) investing activities	(193,574)	119,605	(25,051)

Financing activities
Borrowings from mortgages on real estate investments	99,553	19,485	1,752
Repayments of mortgages on real estate investments	(48,988)	(20,649)	(16,104)
Repayments of collateralized debt obligations	–	(105,266)	(9,139)
Collateralized debt obligations repurchased	–	(1,605)	–
Funds held by trustee of CDO pending distribution	–	3,757	–
Borrowings from credit agreements	118,056	–	15,610
Repayments on credit agreements	(121,069)	(34,676)	(36,526)
Repayments on secured term loan	(15,725)	(13,737)	(12,191)
Convertible senior notes repurchased	(15,799)	–	(17,335)
Debt issuance costs	(4,024)	(1,002)	(815)
Common stock issued, net of offering costs	32,150	54,269	25,102
Common stock repurchased	–	(6,736)	–
Preferred stock issued, net of offering costs	77,562	–	40,222
Distributions to non-controlling interest	(41)	(41)	(37)
Dividends paid on common and preferred stock	(26,176)	(22,754)	(18,981)
Net cash provided by (used in) financing activities	95,499	(128,955)	(28,442)

Net increase (decrease) in cash and cash equivalents	(40,983)	38,418	(5,804)
Cash and cash equivalents at beginning of period	71,160	32,742	38,546
Cash and cash equivalents at end of period	$30,177	$71,160	$32,742

See notes to consolidated financial statements.

CapLease, Inc. and Subsidiaries
Consolidated Statements of Cash Flows – continued

	Year ended December 31,
(Amounts in thousands)	2012	2011	2010
Supplemental disclosure of cash flow information
Cash paid during the year for interest expense (excluding capitalized interest)	$66,251	$76,440	$81,026
Capitalized interest on development properties	758	–	$–
Cash paid during the year for income taxes	–	–	201
Distributions declared but not paid	12	10	10
Dividends declared but not paid	8,814	5,935	5,363

Supplemental disclosure of noncash operating, investing and financing information
Value of in-place leases and above-market leases acquired	$15,399	$1,948	$2,820
Mortgage notes payable assumed on properties acquired	–	34,633	–
Collateralized debt obligations transferred on sale (notional)	–	152,950	–
Collateralized debt obligations reclassified to mortgages on real estate investments (notional)	–	30,718	–
Collateralized debt obligations reclassified to commercial mortgage-backed securities (fair value)	–	4,903	–

See notes to consolidated financial statements.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

1.         Organization and Business

CapLease, Inc. (“CapLease” and collectively with its majority-owned subsidiaries, the “Company”) is a real estate investment trust, or REIT, that primarily owns and manages a diversified portfolio of single tenant commercial real estate properties subject to long-term leases to high credit quality tenants. Many of the properties the Company owns are subject to a net lease, or a lease that requires the tenant to pay all or substantially all property operating expenses, such as utilities, real estate taxes, insurance and routine maintenance.

The Company’s tenants are primarily large public companies or their significant operating subsidiaries and governmental entities with investment grade credit ratings, defined as a published senior unsecured credit rating of BBB-/Baa3 or above from one or both of Standard & Poor’s (“S&P”) and Moody’s Investors Service (“Moody’s”). The Company also implies an investment grade credit rating for tenants that are not publicly rated by S&P or Moody’s but (i) are 100% owned by an investment grade parent, (ii) for which it has obtained a private investment grade rating from either S&P or Moody’s, (iii) for which it has evaluated the creditworthiness of the tenant and estimated a credit rating that is consistent with an investment grade rating from S&P or Moody’s, or (iv) are governmental entity branches or units of another investment grade rated governmental entity.

In addition to its portfolio of owned properties, the Company has a modest portfolio of first mortgage loans and other debt investments on single tenant properties.  That debt portfolio was reduced significantly during 2011 as a result of the Company’s sale of the assets and associated liabilities comprising its collateralized debt obligation, or CDO, as well as the individual sale of certain other loans and securities. The remaining debt portfolio will continue to decrease over time as principal payments are received on the investments.  While the focus of the Company’s investment activity is expected to remain the ownership of real properties, the Company may continue to make debt investments from time to time on an opportunistic basis in the future.

The Company has invested in certain owned properties that are leased primarily but not exclusively by one tenant.  The Company has also invested in certain owned properties which were previously leased by one tenant but as a result of lease non-renewals have now become multi-tenant properties.  The Company expects these types of properties will continue to comprise a portion of its portfolio for the foreseeable future.

CapLease has made an election to qualify, and believes it is operating so as to qualify, as a REIT for federal income tax purposes. As such, it will generally not be subject to federal income tax on that portion of its taxable income that is distributed to stockholders if it distributes at least 90% of its taxable income to its stockholders by prescribed dates and complies with various other requirements.

CapLease conducts its business through a variety of subsidiaries. CapLease owns most of its owned properties through its predecessor and operating partnership, Caplease, LP (the “Operating Partnership”). CapLease is the indirect sole general partner of, and owns approximately 99.8% of the common equity of, the Operating Partnership.

CapLease completed its initial public offering of common stock in March 2004, and completed its initial public offering of its 8.125% Series A cumulative redeemable preferred stock in October 2005, and its 8.375% Series B cumulative redeemable preferred stock in April 2012. CapLease also completed its initial public offering of 7.25% Series C cumulative redeemable preferred stock in January 2013.  See Note 24.  As of December 31, 2012, CapLease had 73,658,045 shares of common stock, 3,447,182 shares of 8.125% Series A cumulative redeemable preferred stock, and 2,941,073 shares of 8.375% Series B cumulative redeemable preferred stock outstanding. See Note 14.

2.         Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States, or GAAP, and include the assets, liabilities, and results of operations of the Company. Results of operations of properties acquired are included in the Consolidated Statements of Operations from the date of acquisition. All significant intercompany transactions, balances and accounts have been eliminated in consolidation.

References in these financial statements to the Company’s carrying amount or value of an asset or liability means such asset’s or liability’s book value reported on the Company’s Consolidated Balance Sheet in accordance with GAAP.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, revenues and expenses and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with GAAP. Actual results could differ from those estimates.

Risks and Uncertainties

In the normal course of business, among the risks the Company encounters are credit risk and market risk. Credit risk is the risk of default on the Company’s leases, loans, securities and any derivative instruments that results from a tenant’s, borrower’s or derivative counterparty’s inability or unwillingness to make contractually required payments. Market risk reflects changes in the value of investments in real estate, loans, securities or derivative instruments due to changes in interest rates or other market factors, including the value of real estate held by the Company, and the collateral underlying loans and securities. Management believes that the carrying values of its investments are reasonable taking into consideration these risks along with estimated real estate or collateral values, payment histories, and other relevant information.

Accounting for Real Estate

Real estate held for investment is carried on the Company’s Consolidated Balance Sheets at historical cost to the Company, less accumulated depreciation, amortization and impairment charges. Depreciation and amortization are determined by the straight-line method over the remaining estimated economic useful lives of the properties. The Company generally depreciates building and building improvements over periods not exceeding 40 years. Direct costs incurred in acquiring completed properties that meet the classification of a business for accounting purposes are charged to operations as incurred. Expenditures for maintenance and repairs of owned properties are also charged to operations as incurred. Significant renovations which extend the useful life of the properties are capitalized.

The Company reviews its owned real properties for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The evaluation includes estimating and reviewing anticipated future undiscounted cash flows to be derived from the asset. If such cash flows are less than the asset’s net carrying value, an impairment charge is recognized to earnings to the extent by which the asset’s carrying value exceeds the estimated fair value. Estimating future cash flows is highly subjective and includes an evaluation of factors such as the anticipated cash flows from the property, which may include rent from current leases in place and projected future leases, estimated capital expenditures, and an estimate of proceeds to be realized upon sale of the property. The Company’s estimates could differ materially from actual results. The Company has determined that the significant inputs used to evaluate its owned properties for impairment primarily rely on Level 3 inputs in accordance with the fair value measurement topic in the applicable accounting guidance as described in Note 7 below. The Company did not recognize any impairment losses on long-lived assets during the year ended December 31, 2012, although it did recognize a loss on sale of one real property during the year ended December 31, 2012.  See Note 6.  The Company recognized impairment losses of $16,423 on one long-lived asset located in Hartford, CT during the year ended December 31, 2011 and $18,861 of gain on debt extinguishment related to the transfer of the property to the lender.  See Note 6.  The Company recognized no impairment losses on long-lived assets during the year ended December 31, 2010.

Assets and liabilities of properties that meet various held for sale criteria, including that it is probable that a sale will occur within 12 months, are presented separately in the Consolidated Balance Sheets, with assets and liabilities being separately stated. The operating results of properties held for sale and those that have been sold are reflected as discontinued operations in the Consolidated Statements of Operations. Properties that the Company has determined to classify as held for sale are also required to be simultaneously reviewed for impairment and carried on the Company’s Consolidated Balance Sheets at the lower of net carrying value or estimated fair value.

The Company is required under GAAP to allocate the purchase price of rental real estate acquired to the following based on estimated fair values on the acquisition date:

•	acquired tangible assets, consisting of land, building and improvements; and

•	identified intangible assets and liabilities, consisting of above-market and below-market leases, in-place leases and tenant relationships.

The fair value of tangible and intangible assets acquired is considered to be a Level 3 input in accordance with the fair value measurement topic in the applicable accounting guidance as described in Note 7 below.  In estimating the fair value of the tangible and intangible assets acquired, the Company considers information obtained about each property as a result of its due diligence activities and other market data, and utilizes various valuation methods, such as estimated cash flow projections utilizing appropriate discount and capitalization rates, estimates of replacement costs, and available market information. The fair value of the tangible assets of an acquired property considers the value of the property as if it were vacant (the “dark value”).

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Above-market and below-market lease values for acquired properties are recorded based on the present value of the difference between (i) the contractual amounts to be paid pursuant to each in-place lease and (ii) management’s estimate of fair market lease rates for each corresponding in-place lease. Fair market lease rates are measured over a period equal to the remaining term of the lease for above-market leases and the initial term plus the term of any below-market rate renewal options for below-market leases. In computing present value, the Company considers the costs which would need to be invested to achieve the fair market lease rates. The Company uses a discount rate which reflects the risks associated with the leases acquired. The capitalized above-market lease values are amortized as a reduction of base rental revenue over the remaining term of the respective leases, and the capitalized below-market lease values are amortized as an increase to base rental revenue over the remaining initial terms plus the terms of any below-market renewal options of the respective leases.

Other intangible assets acquired include amounts for in-place lease values and tenant relationship values which are based on management’s evaluation of the specific characteristics of each tenant’s lease and the Company’s overall relationship with the respective tenant. Factors considered by management in its analysis of in-place lease values include estimates of the dark value of the property, carrying costs during the hypothetical expected time it would take management to find a tenant to lease the space for the existing lease term (a “lease-up period”) considering current market conditions, and costs to execute similar leases. Management estimates carrying costs, including such factors as real estate taxes, insurance and other operating expenses during the expected lease-up period, considering current market conditions and costs to execute similar leases. In estimating costs to execute similar leases, management considers leasing commissions and other related expenses. Characteristics considered by management in estimating the value of tenant relationships include the nature and extent of the Company’s existing business relationships with the tenant, growth prospects for developing new business with the tenant, the tenant’s credit quality and expectations of lease renewals. The value of in-place leases is amortized as a component of depreciation expense over the remaining initial terms of the respective leases. The value of tenant relationship intangibles, if any, is amortized as a component of depreciation expense over the anticipated life of the relationships. Through December 31, 2012, the Company has assigned no value to tenant relationships on any of its acquisitions.

For property acquisitions where the Company assumes existing mortgage debt, the debt is recorded at its estimated fair value, based on management’s estimate of current borrowing rates available for comparable financing. The Company amortizes any discount or premium as part of interest expense on the related debt using the effective interest method.

Development Activities

Project costs and expenses, which include interest expense, associated with the development, construction and lease-up of a real estate project are capitalized as construction in progress.  Once the development and construction of the building is substantially completed, the amounts capitalized to construction in progress are transferred to (i) land and (ii) buildings and improvements.  As required by GAAP, the Company computes interest expense on the full amount it has invested in the project, whether or not such investment is externally financed.

Loan Investments

The Company classifies its loans as long-term investments, as its strategy is to hold the loans for the foreseeable future or until maturity.  Loan investments are carried on the Company's Consolidated Balance Sheet at amortized cost (unpaid principal balance adjusted for unearned discount or premium and loan origination fees), net of any allowance for loan losses.  Unearned discounts or premiums and loan origination fees are amortized as a component of interest income using the effective interest method over the life of the loan.

From time to time, the Company may determine to sell a loan in which case it must reclassify the asset as held for sale.  Loans held for sale are carried at lower of cost or estimated fair value.  The Company did not sell any of its loan investments during the year ended December 31, 2012, and as of December 31, 2012, the Company has not classified any of its loans as held for sale.  During the year ended December 31, 2011, the Company significantly reduced the size of its loan investments portfolio through the sale of the assets and associated liabilities comprising its collateralized debt obligation, or CDO, as well as the individual sale of certain loan investments.  See Note 6 below for a discussion of these and other sale transactions.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The Company evaluates its loan investments for possible impairment on a quarterly basis.  The Company’s impairment analysis includes both a general reserve component and an asset-specific component.  The general reserve component covers performing loans and in accordance with relevant accounting guidance an allowance for loan losses is recorded when (i) available information as of each balance sheet date indicates that it is probable a loss has occurred in the portfolio and (ii) the amount of the loss can be reasonably estimated.  Actual loan losses are then charged against the allowance when management believes that uncollectibility of a loan balance is confirmed.  Subsequent recoveries, if any, are credited to the allowance.  Significant judgment is required in determining reserve balances for the performing loan portfolio, including estimates of the likelihood of default and lease rejection given the credit characteristics of the tenant, and estimates of stressed collateral values and potential bankruptcy claim recoveries.  These estimates are highly subjective and could differ materially from actual results.  As of December 31, 2012, the Company has a general loan loss reserve of $500.  See Note 4.

The asset-specific component of the loan loss impairment analysis relates to specific loans where the Company has deemed it probable that it will not be able to collect all amounts due according to the contractual terms of the loan.  Any resulting loan specific loss is measured based on the present value of expected future cash flows from the loan or the fair value of the loan collateral, if the loan is collateral dependent.  Significant judgment is required in determining any resulting loan specific loss, including factors such as the status of the loans (i.e., current or actual or expected payment or other defaults), the credit quality of the underlying tenants, the present value of expected future cash flows on the loans, the fair value of any collateral, and the amount and status of any senior debt.  These estimates are highly subjective and could differ materially from actual results.  The Company’s accounting policy is to continue to accrue interest income on specific impaired loans as long as it concludes it is likely to collect it.  As of December 31, 2012, the Company did not have any asset-specific loan loss reserves.

Commercial Mortgage-Backed Securities

The Company classifies all of its securities investments as “available for sale” for financial accounting purposes.  Under GAAP, securities classified as “available for sale” are carried on the Consolidated Balance Sheet at fair value with the net unrealized gains or losses included in Accumulated Other Comprehensive Income (Loss), a component of Stockholders’ Equity on the Company’s Consolidated Balance Sheet.

Any premiums or discounts on securities are amortized as a component of interest income using the effective interest method.

The Company estimates fair value on all securities investments quarterly based on a variety of inputs. Under applicable accounting guidance, securities where the fair value is less than the Company’s cost are deemed “impaired,” and, therefore, must be measured for “other-than-temporary impairment.” If an impaired security (i.e., fair value below cost) is intended to be sold or required to be sold prior to expected recovery of the impairment loss, the full amount of the loss must be charged to earnings as other-than-temporary impairment. Otherwise, impairment losses on the security must be further analyzed for separation into two categories: (i) credit losses and (ii) losses due to factors other than credit. The portion which is considered credit loss is charged to earnings as other-than-temporary impairment. The portion which is due to other factors is not charged to earnings. Also, if the security is classified as available for sale, the non-credit portion of the impairment loss is charged to other comprehensive income (loss), a component of equity on the Company’s Consolidated Balance Sheet.

In estimating credit or other-than-temporary impairment losses, management considers a variety of factors including (1) the financial condition and near-term prospects of the credit, including credit rating of the security and the underlying tenant and an estimate of the likelihood, amount and expected timing of any default, (2) whether the Company expects to hold the investment for a period of time sufficient to allow for anticipated recovery in fair value, (3) the length of time and the extent to which the fair value has been below cost, (4) current market conditions, (5) expected cash flows from the underlying collateral and an estimate of underlying collateral values, and (6) subordination levels within the securitization pool.  These estimates are highly subjective and could differ materially from actual results.  The Company had no other-than-temporary impairment losses on securities charged to the Statement of Operations during the year ended December 31, 2012.  The Company had other-than-temporary impairment losses on securities charged to the Statement of Operations of $48 during the year ended December 31, 2011, and $7,949 during the year ended December 31, 2010. See Note 5.

Deferred Fees and Costs

In connection with its leasing efforts, the Company may incur primarily two types of costs: (i) allowances paid to the tenant or on its behalf for the construction of leasehold improvements, or tenant improvement allowances, and (ii) commissions paid to leasing brokers, or leasing commissions.  Tenant improvement allowances are initially capitalized as part of “Construction in progress” and then transferred to “Building and improvements” at completion and depreciated on a straight-line basis over periods not exceeding 40 years.  Leasing commissions are capitalized as “Deferred leasing costs” (a component of “Other assets” on the Company’s Consolidated Balance Sheet) and amortized on a straight-line basis over the term of the related lease.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

In accordance with applicable accounting guidance, the Company defers the recognition of fees and expenses associated with the origination of its loans held for investment.  These items include lender fee income, rate lock income, direct loan origination costs, certain legal expenses, insurance costs, rating agency fees and certain other expenses.  Net deferred fees and costs are presented as an offset to the carrying amount of loans held for investment on the Company’s Consolidated Balance Sheet and are recognized as an adjustment to the effective yield over the life of the related asset.

The Company also defers the recognition of expenses associated with the issuance of its debt obligations.  These items include placement fees, lender fees, legal expenses, broker fees and certain other expenses.  Deferred debt issuance costs are presented as a component of “Other assets” on the Company’s Consolidated Balance Sheet and are recognized as an adjustment to the effective financing rate over the term of the related debt obligation.  Upon the retirement of the related debt obligation, any unamortized debt issuance costs are charged off as a component of gain or loss on extinguishment of debt.

Costs incurred in connection with debt obligations that have been modified or restructured are subject to the provisions of FASB ASC 470-50, Debt -- Modification and Extinguishment.  If the terms of the modified debt instrument are deemed to be substantially different (i.e., a 10 percent or greater difference in the present value of cash flows between instruments), the original debt is deemed extinguished and all unamortized financing costs associated with the extinguished debt are charged to earnings in the current period. If the cash flows are deemed to be not substantially different, the original debt is deemed modified and the unamortized financing costs and any additional costs between the borrower and lender in connection with the modification are capitalized and amortized into interest expense over the remaining term of the related debt instrument, and other related costs of the modification are expensed.

Risk Management Transactions

The Company may enter into risk management transactions as part of its overall portfolio financing strategy.  These transactions are intended to manage the Company’s exposure to changes in interest rates associated with its expected future debt issuances.  The Company is not currently a party to any risk management transactions.  It has been party to risk management transactions in the past and these transactions impact the Company’s current results through amortization of the effective portion under GAAP of the realized gains and losses on these transactions into interest expense on the Company’s Consolidated Statement of Operations.  See Note 12.

Cash and Cash Equivalents

The Company defines cash equivalents as highly liquid investments purchased with maturities of three months or less at date of purchase.  From time to time, the Company’s account balance held at financial institutions exceeds Federal Depository Insurance Corporation (“FDIC”) insurance coverage and, as a result, there is a concentration of credit risk related to the balance on deposit in excess of FDIC insurance coverage.  The Company believes that the risk of loss is not significant.

Revenue Recognition

The Company recognizes rental revenue on real estate on a straight-line basis over the non-cancelable term of the lease.  The excess of straight-line rents over base rents under the lease is included in “Accrued rental income” on the Company’s Consolidated Balance Sheet and any excess of base rents over the straight-line amount is included as “Deferred rental income” on the Company’s Consolidated Balance Sheet.  The Company’s leases also generally require the tenants to pay directly or reimburse the Company for occupancy and operating costs of the properties, or in certain cases reimburse the Company for increases in certain operating costs and real estate taxes above their base year costs.  The Company recognizes such income in the period the related expenses are incurred.

Interest income from loans, securities, and structuring fees receivable is recognized on the accrual basis of accounting.  Interest income from securities (including interest-only strips) is recognized over the life of the investment using the effective interest method.  The cost basis of interest-only strips is adjusted to reflect any prepayments from underlying assets, using the initial yield-to-maturity at the purchase date.  The Company has adopted the cost-recovery method, in which all receipts are applied to reduce the Company’s cost basis, on a limited number of its securities investments.

On occasion, the Company may consider a loan to be non-performing and place the loan on non-accrual status when there is sufficient doubt as to the ultimate ability to collect interest on the loan. While on non-accrual status, the loan is accounted for on either a cash basis, in which case interest income is recognized only upon actual receipt, or on a cost-recovery basis based upon management’s judgment as to the collectibility of the investment.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Marketing and Advertising Costs

The Company expenses marketing and advertising costs as incurred. Marketing and advertising expense is included in “General and administrative expenses” on the Company’s Consolidated Statement of Operations and totaled $258, $211, and $200, in 2012, 2011, and 2010, respectively.

Income Taxes

CapLease has made an election to qualify, and believes it is operating so as to qualify, as a REIT for federal income tax purposes.  As such, it will generally not be subject to federal income tax on that portion of its taxable income that is distributed to stockholders if it distributes at least 90% of its taxable income to its stockholders by prescribed dates and complies with various other requirements.  From time to time, the Company may conduct a portion of its business through a taxable REIT subsidiary (“TRS”), and the income from the activities of the TRS is subject to federal and state taxation at the applicable corporate rates.

Other Comprehensive Income (Loss)

In accordance with applicable accounting guidance, the Company recognizes temporary changes in the fair value of its securities available for sale as a component of “Other Comprehensive Income (Loss)” on the Company’s Consolidated Balance Sheet. The Company also recognizes the change in fair value, and realized gains and losses from the effective portion of its cash flow hedges as a component of “Other Comprehensive Income (Loss)” on the Company’s Consolidated Balance Sheet. Realized gains and losses from the effective portion of the cash flow hedges are then amortized as a component of interest expense on the Company’s Consolidated Statement of Operations over the term of the related financing, using the effective interest method.

Earnings per Share

As required by GAAP, the Company presents both basic and diluted earnings per share (“EPS”).  Basic EPS excludes dilution and is computed by dividing net income (loss) allocable to common stockholders by the weighted average number of shares outstanding for the period.  Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock, where such exercise or conversion would result in a lower EPS amount.  The Company’s computation of diluted earnings per share does not include shares of common stock that may be issued in the future upon conversion of the convertible senior notes issued in October 2007, as the impact would not be dilutive.  The number of weighted average common shares not included was 2,744,718, 3,093,759, and 3,648,768, respectively, for the years ended December 31, 2012, December 31, 2011, and December 31, 2010.

The following summarizes the Company’s EPS computations for the years ended December 31, 2012, December 31, 2011, and December 31, 2010 (in thousands, except per share amounts):

	December 31,
	2012	2011	2010
Net loss allocable to common stockholders	$(11,703)	$(8,345)	$(18,758)
Weighted average number of common shares outstanding, basic and diluted	67,121	64,758	56,189
Loss per share, basic and diluted	$(0.17)	$(0.13)	$(0.33)
Non-vested shares included in weighted average number of shares outstanding above	1,520	1,606	1,739

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Recently Issued Accounting Pronouncements

In May 2011, the Financial Accounting Standards Board (“FASB”) issued new accounting guidance ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which amends various sections of Accounting Standards Codification (“ASC”) 820 and changes the wording used to describe the requirements in U.S. GAAP for measuring fair value and for disclosing information about fair value measurements in order to improve consistency in the application and description of fair value between U.S. GAAP and International Financial Reporting Standards (“IFRS”). ASU 2011-04 clarifies how the concepts of highest and best use and valuation premise in a fair value measurement are relevant only when measuring the fair value of nonfinancial assets and are not relevant when measuring the fair value of financial assets or of liabilities. In addition, the guidance expanded the disclosures for the unobservable inputs for Level 3 fair value measurements, requiring quantitative information to be disclosed related to (1) the valuation processes used, (2) the sensitivity of the fair value measurement to changes in unobservable inputs and the interrelationships between those unobservable inputs, and (3) use of a nonfinancial asset in a way that differs from the asset’s highest and best use. The revised guidance is effective for interim and annual periods beginning after December 15, 2011 and early application by public entities is prohibited. ASU 2011-04 is to be applied prospectively. The Company’s adoption of this ASU for the reporting period ended March 31, 2012, as required, did not have a material effect on the Company’s consolidated financial statements.

In June 2011, the FASB issued new accounting guidance ASU 2011-05, Presentation of Comprehensive Income, which amends various sections of ASC 220 and allows an entity the option to present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In both choices, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. ASU 2011-05 eliminates the option to present the components of other comprehensive income as part of the statement of changes in stockholders’ equity. The amendments in ASU 2011-05 do not change the items that must be reported in other comprehensive income or when an item of other comprehensive income must be reclassified to net income. ASU 2011-05 should be applied retrospectively. For public entities, the amendments in ASU 2011-05 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. The Company elected early adoption of this ASU for the reporting period ended December 31, 2011, as permitted by the ASU. The Company’s adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In December 2011, the FASB issued new accounting guidance ASU 2011-12, Deferral of the Effective Date for Amendments to the Presentation of Reclassifications of Items Out of Accumulated Other Comprehensive Income in Accounting Standard Update No. 2011-05, which amends various sections of ASC 220-10. The amended sections indefinitely defer the effective date of the presentation of reclassification adjustments out of accumulated other comprehensive income on the components of net income and other comprehensive income, which ASU 2011-05 would require.  All other requirements of ASU 2011-05 are unaffected by this new guidance. For public entities, the amendments in ASU 2011-12 are effective concurrent with ASU 2011-05, for fiscal years and interim periods within those years, beginning after December 15, 2011. The Company elected to adopt this ASU for the reporting period ended December 31, 2011, as it is required to be adopted concurrently with ASU 2011-05. The Company’s adoption of this ASU did not have a material effect on the Company’s consolidated financial statements.

In December 2011, the FASB issued new accounting guidance ASU No. 2011-11, Balance Sheet (ASC Topic 210): Disclosures about Offsetting Assets and Liabilities.  ASU No. 2011-11 creates new disclosure requirements about the nature of an entity’s rights of setoff and related arrangements associated with its financial instruments and derivative instruments.  The changes to the ASC as a result of this update are effective for periods beginning on or after January 1, 2013 (January 1, 2013 for the Company) and must be shown retrospectively for all comparative periods presented.  This guidance requires new disclosures only, and will have no impact on the Company’s consolidated financial statements.

In December 2011, the FASB issued new accounting guidance ASU No. 2011-10, Derecognition of in Substance Real Estate – a Scope Clarification, which amends ASC Topic 360, Property, Plant and Equipment.  ASU No. 2011-10 states that when an investor ceases to have a controlling financial interest in an entity that is in-substance real estate as a result of a default on the entity’s nonrecourse debt, the investor should apply the guidance under ASC Subtopic 360-20, Property, Plant and Equipment – Real Estate Sales to determine whether to derecognize the entity’s assets (including real estate) and liabilities (including the nonrecourse debt).  The changes to the ASC as a result of this update are effective prospectively for deconsolidation events occurring during fiscal years, and interim periods within those years, beginning on or after June 15, 2012 (January 1, 2013 for the Company).  Adoption of this guidance will not impact the Company’s consolidated financial statements.

In July 2012, the FASB issued new accounting guidance ASU 2012-02, Intangibles - Goodwill and Other (Topic 250): Testing Indefinite-Lived Intangible Assets for Impairment, which amends various sections of ASC 350.  The amendments update guidance with respect to annual impairment testing of indefinite-lived intangible assets.  The standards update is effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012, and early adoption is permitted.  Adoption of this guidance is not expected to impact the Company’s consolidated financial statements.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

In February 2013, the FASB issued new accounting guidance ASU No. 2013-02, Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, an amendment to FASB ASC Topic 220. ASU No. 2013-02 requires disclosure of amounts reclassified out of accumulated other comprehensive income by component. In addition, an entity is required to present either on the face of the statement of operations or in the notes, significant amounts reclassified out of accumulated other comprehensive income by the respective line items of net income but only if the amount reclassified is required to be reclassified to net income in its entirety in the same reporting period. For amounts not reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional detail about those amounts. This ASU is effective prospectively for fiscal and interim periods beginning after December 15, 2012. The Company will comply with the disclosure requirements of this ASU for the reporting period ended March 31, 2013, and the guidance is not expected to have a material effect on the Company’s consolidated financial statements.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current presentation.  There was no effect on net income (loss) or equity related to these reclassifications.

3.      Real Estate Investments

Real estate held for investment and related intangible liabilities consisted of the following at December 31, 2012 and December 31, 2011:

	December 31,
	2012	2011
Real estate investments:
Land	$219,059	$203,184
Building and improvements	1,410,767	1,304,655
Construction in progress, land	5,635	2,345
Construction in progress, building and improvements	47,113	6,277
Intangible assets	171,393	165,963
Less: Accumulated depreciation and amortization	(312,551)	(280,898)
Real estate investments, net	$1,541,416	$1,401,526
Intangible liabilities on real estate investments:
Intangible liabilities	$47,908	$47,908
Less: Accumulated amortization	(14,876)	(12,689)
Intangible liabilities on real estate investments, net	$33,032	$35,219

“Construction in progress, building and improvements” in the above table includes $758 of capitalized interest on development properties.

During the three months ended December 31, 2012, the Company completed the following real estate acquisitions:

Month Acquired	Tenant or Guarantor	Location	Purchase Price	Lease Expires	Net Rentable Square Feet
December	Becton, Dickinson and Company (1)	5859 Farinon Drive, San Antonio, TX	$18,100	March 2021	95,898
December	Comcast Corporation	7475 S Joliet St, Englewood, CO	7,000	December 2020	61,436
December	Pulte Mortgage LLC	7390 S. Iola St, Englewood, CO	19,100	March 2020	95,265
December	WorleyParsons Limited (2)	15721 Park Row Boulevard, Houston, TX	35,500	December 2019	143,797

(1)
As of December 31, 2012, approximately 48% of the property was leased to two other tenants.  Beginning in April 2013, Becton, Dickinson will begin leasing the space of a vacating tenant at which point one other tenant will occupy 29% of the property.

(2)	As of December 31, 2012, approximately 9% of the property was leased to two other tenants.

The acquisitions were paid for with cash on hand as of the respective closing dates.

There were no acquisition costs or interest charges capitalized as part of buildings and improvements for the above acquisitions.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

In addition to the above acquisitions, the Company also continued to fund the construction of the build-to-suit projects for Cimarex Energy Co. and Vitamin Shoppe Inc. described below during the three months ended December 31, 2012.

The Company sold one owned property investment (the vacant Johnston, RI property) during the year ended December 31, 2012.  See Note 6.

2012 Significant Lease Extensions

During March 2012, the Company entered into a five year lease extension for the 1,045,153 square foot warehouse property located in Breinigsville, Pennsylvania.  The lease extension with the existing tenant Nestlé USA, Inc. commences January 1, 2013 and the rental rate is $4.40 per square foot increasing 3% per annum.

During April 2012, the Company entered into a five year lease extension for the 751,021 square foot warehouse property located in Lathrop, California.  The lease extension with the existing subtenant Del Monte Corporation commences January 1, 2013 and the rental rate is $3.32 per square foot increasing 2.5% per annum.

During 2012, the Company entered into extensions until November 30, 2013, of the two leases with the United States Government with respect to the approximately 191,000 square feet of space occupied by the National Institutes of Health at the office building located in North Bethesda, Maryland.  Both leases were scheduled to mature in May 2012.

Development Activities

During August 2012, the Company entered into an agreement to construct a distribution warehouse on a build-to-suit basis for Vitamin Shoppe Industries, Inc. with an estimated total investment of $21,698.  Construction activity and funding of the project commenced during the third quarter of 2012.  The Company will fund all of the project costs from cash on hand and other sources of available liquidity.

During July 2011, the Company entered into a joint venture that is developing a 17 story office building primarily on a build-to-suit basis for Cimarex Energy Co. with an estimated total investment of $55,000.  Construction activity and funding of the project commenced during the third quarter of 2011.  The Company is obligated to fund and has funded approximately one-half of the costs of the project, with the other half of the project costs to be funded by Bank of Oklahoma (BOK) pursuant to a loan agreement it has entered into with the joint venture entity.  As of December 31, 2012, BOK had advanced $17,688 to the joint venture pursuant to the loan agreement.  See Note 9.  The Company owns a 99% ownership interest in and consolidates the joint venture for financial accounting purposes.

The table below details the Company’s investment in the above development projects as of December 31, 2012.  The information included in the table below represents management’s estimates and expectations at December 31, 2012 which are subject to change.  The Company’s disclosures regarding certain projections or estimates of completion dates may not reflect actual results.

Location	Tenant	Property Type	Approximate Square Feet	Lease Term (years)		Investment through 12/31/12	Estimated Remaining Investment		Estimated Total Investment		Estimated Completion Date
Ashland, VA	Vitamin Shoppe Industries, Inc.	Warehouse	312,000	15	(1)	$11,531	$10,205		$21,698		Q2 2013
Tulsa, OK	Cimarex Energy Co.	Office Building	324,000	12	(2)	$43,669	$11,934	(3)	$55,000	(4)	Q2 2013

(1)	The lease is in force and rent and the 15 year lease term will commence upon substantial completion of the building and the satisfaction of certain other conditions.

(2)
The lease is in force and rent will commence as building floors are completed and delivered to the tenant and the 12 year lease term will commence upon completion and delivery of all building floors to the tenant.

(3)
The Company has entered into a construction/term loan with BOK pursuant to which BOK will fund the remaining investment.  Upon completion of construction, up to $31,000 is expected to have been funded from borrowings under the loan agreement with BOK.  See Note 9.

(4)	Interest and fees the Company will earn during the construction period are expected to reduce the total investment to $53,000.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The amount of the “Investment” as of December 31, 2012, includes capitalized interest of $758, including imputed interest on equity funded by the Company in accordance with GAAP of $38 for the Vitamin Shoppe property and $602 for the Cimarex property.  The “Estimated Remaining Investment” and “Estimated Total Investment” are based on project budgets and/or purchase prices and therefore do not include any amounts of imputed interest under GAAP.

Straight-Line Rent Adjustment

As described under “Revenue Recognition” in Note 2 above, the Company recognizes rental revenue from its owned properties on a straight-line basis as required by relevant accounting guidance. The impact of the straight-line rent adjustment on rental revenue is recorded on the Company’s Consolidated Balance Sheet through accrued rental income and deferred rental income. Amounts for accrued rental income and deferred rental income as of December 31, 2012 and December 31, 2011, were as follows:

	December 31,
	2012	2011
Accrued Rental Income	$35,144	$41,387
Deferred Rental Income	-	2

Accrued rental income is included in “Other assets” on the Company’s Consolidated Balance Sheet.  See Note 8. Deferred rental income is included in “Accounts payable and other liabilities” on the Company’s Consolidated Balance Sheet.  See Note 10.

Depreciation and Amortization Expense

Depreciation expense and amortization of intangible assets and liabilities on real estate investments for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, were as follows:

	December 31,
	2012	2011	2010
Depreciation on real estate (included in depreciation and amortization expense)	$33,589	$31,481	$30,262
Amortization of in-place leases (included in depreciation and amortization expense)	14,178	14,393	14,125
Amortization of above-market leases (included as a reduction of rental revenue)	1,347	1,443	1,427
Amortization of below-market leases (included as an increase to rental revenue)	2,186	2,187	2,186

As of December 31, 2012, the Company’s weighted average amortization period on intangible assets was 7.7 years, and the weighted average amortization period on intangible liabilities was 25.2 years.

Scheduled amortization on existing intangible assets and liabilities on real estate investments as of December 31, 2012 was as follows:

	Intangible Assets	Intangible Liabilities
2013	$11,295	$2,051
2014	10,938	1,954
2015	10,278	1,678
2016	8,692	1,614
2017	5,982	1,431
Thereafter	20,740	24,305
Total	$67,926	$33,032

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Owned Property Investment and Financing Strategy

Nearly all of the Company’s owned properties are subject to financing and have been pledged as collateral to the Company’s lender that has provided the applicable financing.  Many of these properties are owned and financed on a long-term basis with fixed rate, non-recourse debt.  Each property is owned through a separate and distinct special purpose entity, or SPE, with the property and the related lease or leases on the property generally representing the sole assets of the SPE and the sole collateral available to the Company’s lender in the event the Company defaults on the debt that finances the property. Also see Note 9. Certain of the Company’s owned properties are pledged to Wells Fargo Bank, N.A., as lender under the revolving credit agreement described at Note 9, to secure the Company’s borrowings from time to time outstanding thereunder.  These properties are otherwise unencumbered and the related debt can be repaid and the lender’s lien released at any time without payment of a penalty or premium to the lender.

Impairment Testing

The Company evaluated its owned property portfolio for impairment at December 31, 2012, and determined that no impairment losses were appropriate.  The impairment analysis included a review of one property where the lease recently expired and the property is presently vacant and being marketed by the Company for re-let (Fort Wayne, IN), and three properties with leases scheduled to expire during 2013 (Silver Spring, MD; Irving, TX; and Bethesda, MD).  In the case of each of the four properties, the Company concluded that no impairment loss was necessary as the estimated future cash flows from the applicable property is in excess of the Company’s applicable carry value.

4.     Loans Held for Investment

Loans held for investment at December 31, 2012 and December 31, 2011, are summarized in the following table.  These investments consist predominantly of mortgage loans on properties subject to leases to investment grade tenants.  As of December 31, 2012, the weighted average credit rating of the underlying tenants was BBB from Standard & Poor’s.  As of December 31, 2012, none of the Company’s loans held for investment were on non-accrual status or past due 90 days or more.

	December 31,
	2012	2011
Principal	$31,329	$37,622
Discount	(3,797)	(3,913)
Cost basis	27,532	33,709
Allowance for loan losses	(500)	(500)
Carrying amount of loans	27,032	33,209
Deferred origination fees, net	(60)	(70)
Total	$26,972	$33,139

As of each of December 31, 2012 and December 31, 2011, the Company’s loan investments carried interest rates ranging from 5.28% to 9.32%.  At December 31, 2012 and December 31, 2011, the weighted average effective interest rate on the Company’s loan investments, as measured against its cost basis, was 6.9% and 7.3%, respectively.

The Company’s loan portfolio is comprised primarily of fully amortizing or nearly fully amortizing first mortgage loans on commercial real estate leased to a single tenant.  Payments of debt service on the Company’s loans is, in substantially all cases, funded directly by rent payments paid into a lockbox account by the underlying tenant.  Therefore, the Company’s monitoring of the credit quality of its loans held for investment is focused primarily on an analysis of the tenant, including review of tenant credit ratings (including changes in ratings) and other measures of tenant credit quality, trends in the tenant’s industry and general economic conditions, and an analysis of measures of collateral coverage, such as an estimate of the loan’s loan-to-value (LTV) ratio (principal amount outstanding divided by estimated value of the property) and its remaining term until maturity.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The following table is a summary of the Company’s loans held for investment by credit category with the credit ratings of the underlying tenants presented as of each applicable balance sheet date:

	Carry Value
Credit rating (1)	12/31/12	12/31/11

Investment grade rating of A- or A3 and above	$5,301	$16,664
Investment grade rating of below A- or A3	19,761	9,239
Non-investment grade rating	2,470	7,806
General loan loss reserve	(500)	(500)
	$27,032	$33,209

(1)	Reflects the underlying tenant's or lease guarantor's actual or implied senior unsecured credit rating from S&P or equivalent rating if rated only by Moody's.

As of December 31, 2012, the Company has a general loan loss reserve of $500, reflecting management’s estimate of losses that have probably occurred in its mortgage loan portfolio.  The loan loss reserve was established at December 31, 2008, and to date the Company has not had any actual losses charged against the allowance.

During the year ended December 31, 2012, the Company received net proceeds of $709 in satisfaction of the outstanding balance of its loan to a franchise lending joint venture.  The amount received is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” in the Company’s Consolidated Statement of Operations.  The Company previously recorded aggregate losses of $1,432 related to this investment, including $444 during the year ended December 31, 2009, and $988 during the year ended December 31, 2011.

5.     Commercial Mortgage-Backed Securities

As of December 31, 2012, the Company classifies all of its commercial mortgage-backed securities as “available for sale” for financial accounting purposes and carries those securities on the Consolidated Balance Sheet at fair value with the net unrealized gains or losses included in Accumulated Other Comprehensive Income (Loss), a component of Stockholders’ Equity on the Company’s Consolidated Balance Sheet.

A detailed schedule of the Company’s securities investments at each of December 31, 2012 and December 31, 2011 follows:

	Face Amount (1)		Cost Basis		Fair Value
Description	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011

Certificated Mortgage Loan (with Alcatel-Lucent USA Inc. as tenant in Highlands Ranch, CO) (rated B)	$23,487	$24,527	$23,741	$24,818	$21,675	$20,648
Certificated Mortgage Loan (with CVS Corporation as tenant / multi-property) (rated BBB+)	16,216	16,867	16,216	16,867	18,689	17,410
Certificated Mortgage Loan (with Koninklijke Ahold, N.V. as tenant / multi-property) (rated BBB)	6,546	7,489	6,616	7,578	7,534	8,395
BACM 2006-4, Class H (rated D)	4,000	4,000	–	–	60	800
BACMS 2002-2, Class V-1 (7-Eleven, Inc.) (rated AA-)	714	656	625	555	625	555
BACMS 2002-2, Class V-2 (Sterling Jewelers) (not rated)	1,090	1,001	933	828	935	828
CALFS 1997-CTL1, Class D (rated B-)	2,550	3,000	2,550	3,000	2,423	1,200
CMLBC 2001-CMLB-1, Class H (rated B-)	11,907	11,907	7,321	7,139	5,954	2,639
CMLBC 2001-CMLB-1, Class J (rated D)	6,383	6,383	362	756	1,213	672
NLFC 1999-LTL-1, Class X (IO) (rated AAA)	3,474	3,916	3,474	3,916	3,210	2,533
CapLease CDO 2005-1, Class A (rated BBB+)	–	2,661	–	2,326	–	2,345
CapLease CDO 2005-1, Class B (rated BBB-)	–	2,000	–	1,400	–	1,410
Total	$76,368	$84,405	$61,838	$69,181	$62,318	$59,435

(1)	Reflects face amount, or, in the case of the NLFC 1999-LTL-1 Class X (IO) bond, amortized cost.

All credit ratings in the above table are as of December 31, 2012.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The Company evaluated each of its securities for other-than-temporary impairment at December 31, 2012, and determined that no other-than-temporary impairment charges on its securities were appropriate.

The Company had no other-than-temporary impairment on securities during the year ended December 31, 2012.  The Company had other-than-temporary impairment on securities of $48 during the year ended December 31, 2011, and $7,949 during the year ended December 31, 2010.  The losses during these periods were primarily associated with the write-down of the Company’s cost basis on the BACM 2006-4, Class H bond to zero.

Unrealized gains and losses on securities at December 31, 2012 and December 31, 2011, included as a component of Accumulated Other Comprehensive Income (Loss) on the Company’s Consolidated Balance Sheet, consisted of the following:

	December 31,
	2012	2011
Unrealized gains on securities available for sale	$4,304	$2,189
Unrealized losses on securities available for sale	$(3,824)	$(11,936)

The following table summarizes the Company’s securities in an unrealized loss position as of December 31, 2012.

	Aggregate Fair Value	Aggregate Unrealized Loss	Number of Securities
In unrealized loss position less than 12 consecutive months	$3,209	$265	1
In unrealized loss position 12 or more consecutive months	$30,052	$3,560	3

The following table summarizes the Company’s securities in an unrealized loss position as of December 31, 2011.

	Aggregate Fair Value	Aggregate Unrealized Loss	Number of Securities
In unrealized loss position 12 or more months	$27,692	$11,936	5

Credit ratings on the 3 securities in a continuous unrealized loss position for more than 12 months as of December 31, 2012, range from  B  to  B-  with a weighted average of  B  and those securities have a weighted average maturity of approximately 6.2 years.  The Company believes that none of the unrealized losses on investment securities are other-than-temporary because management expects the Company will receive all contractual principal and interest related to these investments. In addition, the Company did not have the intent to sell the securities or believe it would be required to sell them as of December 31, 2012.

At December 31, 2012 and December 31, 2011, the weighted average effective interest rate (yield to maturity on adjusted cost basis) on securities was approximately 8.4% and 8.4%, respectively.

6.     Assets Sold and Discontinued Operations

Year Ended December 31, 2012

The Company sold or otherwise disposed of the following investments during the year ended December 31, 2012.

During July, the Company sold two securities investments.  The $2,379 face amount of Class A bonds and $2,000 face amount of Class B bonds in the CapLease 2005 CDO transaction were sold for total sales proceeds of $3,744, and the Company recognized a gain on investment during the year ended December 31, 2012 of $300.  The gain is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” in the Company’s Consolidated Statement of Operations. The aggregate carrying amount of the securities sold was $3,444 as of June 30, 2012.

During June, the Company sold the vacant Johnston, RI property to the former tenant at the building. As part of the sale, the Company also settled its litigation with the former tenant regarding its end-of-lease surrender obligations. The Company sold the property for a cash purchase price of $9,750, before transaction expenses. The Company recognized a loss on such sale during the year ended December 31, 2012, of $15,229. The loss is included as a component of discontinued operations under the caption “Gain (loss) on investments, net” on the Company’s Consolidated Statement of Operations.  The operating results of the sold property have been reclassified as a component of discontinued operations for all periods presented.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Year Ended December 31, 2011

The Company sold or otherwise disposed of the following investments during the year ended December 31, 2011.

During December 2011, the Company transferred the Hartford, CT property to the lender in full satisfaction of the mortgage debt.  During the year ended December 31, 2011, the Company recorded impairment losses of $16,423 and gain on debt extinguishment of $18,861, related to the disposition of the property to the lender.  The operating results of the property have been reclassified as a component of discontinued operations for all periods presented.

During September 2011, the Company sold the assets and liabilities comprising its March 2005 CDO.  For legal and accounting purposes, the sale resulted in the transfer by the Company of the various assets in the CDO trust along with the transfer of the obligation to pay debt service on the various CDO note classes.  By virtue of the sale, the Company disposed of 44 loans held for investment with an aggregate carry value of $151,317 as of June 30, 2011, and all or a portion of 12 securities available for sale with an aggregate carry value of $46,203 and cost basis of $59,087 as of June 30, 2011.  The CDO sale generated cash proceeds net of debt repaid and excluding accrued interest of approximately $30,217, and a net gain of $3,910, before the charge-off of various deferred CDO costs totaling $3,698, including deferred realized losses on cash flow hedges of $2,333 and deferred issuance costs of $1,240.  The net gain of $3,910 is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” on the Company’s Consolidated Statement of Operations, and the $3,698 charge-off is also included as a component of “Other gains (losses)” under the caption “Gain (loss) on extinguishment of debt, net” on the Company’s Consolidated Statement of Operations.

The Company sold two small owned property investments during the year ended December 31, 2011. During August 2011, the Company sold a retail property located in Pennsauken, New Jersey leased to Walgreen Co. for net cash proceeds of $3,830 and recognized a gain of $603.  During September 2011, the Company sold another retail property located in Simi Valley, California leased to McDonald’s USA, LLC for net cash proceeds of $2,000 and recognized a gain of $822.  The foregoing gains are included as a component of discontinued operations under the caption “Gain (loss) on investments, net” on the Company’s Consolidated Statement of Operations.  The operating results of the two sold properties have been reclassified as a component of discontinued operations for all periods presented.

During May 2011, the Company sold two long-term mortgage loans each backed by a single retail store leased to Home Depot USA, Inc., one store located in Chelsea, Massachusetts and the other located in Tullytown, Pennsylvania.  The loans had an aggregate carry value of $16,002, and generated sales proceeds of $16,935.  The Company’s net gain on sale of the loans after estimated expenses of $271 was $662, and is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” on the Company’s Consolidated Statement of Operations.

During May 2011, the Company sold one of its commercial mortgage-backed securities investments (WBCMT 2006-C27, Class C).  The total of $11,000 face amount of securities were sold at a dollar price of $79.50 per $100 of face amount, and the Company recognized a loss on investment during the year ended December 31, 2011 of $2,397.  The loss is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” in the Company’s Consolidated Statement of Operations.  The aggregate carrying amount of the securities was $11,142 as of March 31, 2011.

During February 2011, the Company sold two commercial mortgage-backed securities investments, both of which were secured by portions of the mortgage financing on the office building located at 180 Maiden Lane, New York, New York (WBCMT 2004-C15, Class 180ML-D and Class 180ML-E).  The total of $23,000 face amount of securities were sold at a dollar price of $98 per $100 of face amount, and the Company recognized a loss on investment during the year ended December 31, 2011 of $490.  The loss is included as a component of “Other gains (losses)” under the caption “Gain (loss) on investments, net” in the Company’s Consolidated Statement of Operations.  The aggregate carrying amount of these securities was $22,236 as of December 31, 2010.

Year Ended December 31, 2010

The Company sold or otherwise disposed of the following investments during the year ended December 31, 2010.

The Company sold one owned property during the year ended December 31, 2010. The property, which is located in Wyomissing, Pennsylvania and was leased to Cott Corporation, was sold in March 2010 and had been reclassified to discontinued operations at December 31, 2009, in connection with the Company’s expected disposal of the asset. Loss of $1,223 from the sale, as well as a lease termination with the tenant in a separate transaction, was recognized at the time of the reclassification at December 31, 2009.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Discontinued Operations

The following presents the operating results for the properties sold during the years ended December 31, 2012, 2011 and 2010:

	2012	2011	2010
Total revenues	$-	$3,300	$4,078
Pretax income (loss)	(16,601)	1,066	(3,255)

7.     Fair Value

The Company is required to disclose fair value information about all of its financial instruments (as defined under prevailing accounting guidance), whether or not these instruments are measured at fair value on the Company’s Consolidated Balance Sheet.  Under such guidance, substantially all of the Company’s assets and liabilities other than its owned property investments are classified as financial instruments.

The Company estimates that the fair values of cash and cash equivalents, other assets, accounts payable and other liabilities, and dividends and distributions payable approximate their carrying values due to the short-term maturities of these items.

The carrying amounts, notional or face amounts and estimated fair values of the Company’s other financial instruments (as defined under GAAP) at December 31, 2012 and December 31, 2011, are as follows:

	Carrying Amount		Notional Amount		Estimated Fair Value
	12/31/2012	12/31/2011	12/31/2012	12/31/2011	12/31/2012	12/31/2011
Assets:
Loans held for investment	$27,032	$33,209	$31,329	$37,622	$31,303	$35,120
Commercial mortgage-backed securities	62,318	59,435	76,368	84,405	62,318	59,435
Liabilities:
Mortgages on real estate investments	$1,012,075	$972,924	$1,010,754	$969,004	$1,072,963	$1,002,247
Credit agreements	67,655	70,668	67,655	70,668	67,655	70,668
Secured term loan	72,417	88,142	72,417	88,142	68,750	78,302
Convertible senior notes	19,210	34,522	19,210	35,009	19,202	34,997
Other long-term debt	30,930	30,930	30,930	30,930	29,736	29,421

The fair values indicated above are indicative of the interest rate and credit spread environment as of December 31, 2012 and December 31, 2011, respectively, and may not take into consideration the effects of subsequent changes in interest rates, credit spreads and ratings of the underlying tenants on the related leases.  The methodologies used and key assumptions made to estimate fair values are as follows:

Loans held for investment—The fair value of the Company’s fixed-rate loan portfolio is estimated with a discounted cash flow analysis, utilizing scheduled cash flows and discount rates estimated by management to approximate those that a willing buyer and seller might use.

Commercial mortgage-backed securities—The fair values of the securities reflect management’s best estimate and require a considerable amount of judgment and assumptions. Management evaluates a variety of inputs and then estimates fair value based on those inputs. The primary inputs evaluated by management are broker quotations, collateral values, subordination levels, and liquidity of the security.

Credit agreements—Management believes that the stated interest rate (which floats based on short-term interest rates) approximates market rates (when compared to similar credit facilities with similar credit risk). As such, the fair value of these obligations is estimated to be equal to the outstanding principal amount.

Mortgages on real estate investments and secured term loan —The fair value of mortgages payable on real estate investments and the secured term loan is estimated using a discounted cash flow analysis, based on management’s estimates of market interest rates. For mortgages where the Company has an early prepayment right, management also considers the prepayment amount to evaluate the fair value.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Convertible senior notes —The carry value of convertible senior notes reflects the impact of accounting guidance for the notes adopted as of January 1, 2009. See Note 9. The fair value is estimated using a discounted cash flow analysis, based on management’s estimates of market interest rates, and indications of market yields, where available.

Other long-term debt—The fair value of the Company’s other long-term debt is estimated using a discounted cash flow analysis, based on management’s estimates of market interest rates.

On January 1, 2008, the Company adopted accounting guidance (codified at FASB ASC 820) that defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. The guidance does not impose any new requirements around which assets and liabilities are to be measured at fair value, and instead applies to asset and liability balances required or permitted to be measured at fair value under existing accounting pronouncements.

The guidance applies principally to the Company’s securities investments, all of which are classified as available for sale for accounting purposes and, as such, are measured at fair value on a recurring basis on the Company’s financial statements.

FASB ASC 820 establishes a valuation hierarchy based on the transparency of inputs used in the valuation of an asset or liability. Classification is based on the lowest level of inputs that is significant to the fair value measurement. The valuation hierarchy contains three levels:

•
Level 1 – Quoted prices are available in active markets for identical assets or liabilities at the reporting date. As of December 31, 2012, the Company has not classified any of its securities as Level 1.

•
Level 2 – Pricing inputs other than quoted prices included within Level 1 that are observable for substantially the full term of the asset or liability. Level 2 assets include quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities that are not active; and inputs other than quoted prices that are observable, such as models or other valuation methodologies. As of December 31, 2012, the Company has classified two certificated mortgage loans (one with CVS Corporation as underlying tenant and the other with Koninklijke Ahold, N.V. as underlying tenant), as well as its sole remaining generic commercial mortgage-backed security investment (BACM 2006-4, Class H), as Level 2.

•
Level 3 – Inputs reflect management’s best estimate of what market participants would use in pricing the asset or liability at the measurement date. These valuations require a considerable amount of judgment and assumptions. As of December 31, 2012, the Company has classified all of its securities that are backed primarily by single tenant loan collateral, other than the CVS and Ahold backed certificated loans discussed above, as Level 3. The valuation technique utilized by management is a discounted cash flow analysis.  Management evaluates a variety of inputs to estimate the applicable discount rate.  The primary inputs evaluated by management in estimating the discount rate are broker quotations (observable), collateral values (observable), subordination levels (observable), and liquidity of the security (unobservable). These inputs are the factors employed by management and to its knowledge other parties in determining where to price actual transactions. The Company’s securities available for sale that are classified as Level 3 are unique in that in most cases the Company owns the entire bond class.  As a result, the broker quotes obtained by the Company reflect expected pricing rather than actual trades and may also reflect transactions in inactive markets.  Therefore, the Company believes Level 3 is the appropriate classification in the fair value hierarchy for the Company’s available for sale securities.

The table below presents the fair value of the Company’s securities as of December 31, 2012, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31,2012

Securities available for sale	$–	$26,284	$36,034	$62,318

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

A 50 basis point (or 0.50%) change in the discount rate utilized to estimate fair value would result in a change in the fair value of securities that are classified as Level 3 of approximately $740 as of December 31, 2012.

The table below presents the fair value of the Company’s securities classified as available for sale as of December 31, 2011, aggregated by the level in the fair value hierarchy within which those measurements fall.

	Quoted Prices in Active Markets for Identical Assets and Liabilities (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Balance at December 31,2011
Securities available for sale	$–	$26,606	$32,829	$59,435

The following table summarizes the change in the fair value for Level 3 items for the years ended December 31, 2012 and December 31, 2011:

	Year ended December 31, 2012	Year ended December 31, 2011
Securities available for sale
Beginning balance	$32,829	$13,797
Gains (losses) included in net income (loss):
Included in interest income	319	355
Gains (losses) included in other comprehensive income	9,237	(454)
Purchases, sales, issuances and settlements (net)	(6,351)	(54,278)
Transfers in (out) of Level 3	–	73,409
Ending balance	$36,034	$32,829

The transfers into Level 3 during the 2011 periods related to the Company’s reclassification of certain securities investments from the “held to maturity” to the “available for sale” classification for financial reporting purposes.

8.     Other Assets

Other assets as of December 31, 2012 and December 31, 2011, consisted of the following:

	December 31,
	2012	2011
Receivables and accrued interest	$8,713	$8,317
Prepaid expenses and deposits	1,798	1,381
Mortgage lender reserve accounts	30,758	17,393
Restricted cash	413	440
Amounts held by servicer	932	431
Accrued rental income	35,144	41,387
Debt issuance costs, net	5,775	3,889
Deferred leasing costs, net	4,699	1,483
Investment in statutory trust	930	930
Other	398	712
Total	$89,560	$76,363

Mortgage lender reserve accounts represent cash on deposit with the lender on the Company’s owned properties to fund future debt service or other future property related costs such as taxes and insurance, repairs and maintenance, tenant improvement allowances and other re-tenanting costs.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

9.     Debt Obligations

Credit Agreements

Credit Agreement with Wells Fargo Bank, N.A.

During June 2012, the Company entered into a senior secured revolving credit agreement with Wells Fargo Bank, N.A.  The agreement authorizes the Company to borrow up to $100,000 from time to time from Wells Fargo Bank.  This credit agreement is the Company’s primary short-term borrowing facility.

The agreement is for a three year term scheduled to mature on June 28, 2015, although the Company has an option to extend the term for one additional year subject to the payment of an extension fee and the satisfaction of certain other routine conditions.  The Company is obligated to pay interest on its borrowings pursuant to the agreement at a floating rate of LIBOR plus 275 basis points.  The Company may select a one month, three month or six month interest period for its LIBOR-based borrowings.

The current collateral pool consists of 16 real properties: the 11 Kroger grocery stores the Company owns located in GA, TN and KY, the two multi-tenant properties the Company owns in Omaha, NE, the property the Company owns in Columbus, OH leased to Abbott Laboratories, the property the Company owns in Bloomington, IN leased to Baxter International, Inc., and the property the Company owns in Louisville, KY leased to Michelin North America, Inc.  Advance rates on these properties are generally equal to 60% or 65%, depending on the property, of the lender’s as-is appraised value.  The Company is authorized to add additional real estate properties to the collateral pool over time subject to the lender’s approval of the property, and the Company expects to do so as it adds additional real estate properties and as mortgage debt matures on properties the Company currently owns.  The Company is also authorized to remove assets provided it repays any associated borrowings at par.

The Company’s borrowings are a recourse obligation, and CapLease has guaranteed all obligations of its various subsidiaries that act as borrowers under the agreement and own the real property that comprises the initial collateral pool.

The Company made various customary representations and warranties and affirmative and negative covenants pursuant to the credit agreement, and agreed to various customary events of defaults.  The Company also agreed to various financial covenants which it will be required to be in compliance with during the term of the credit agreement.  The principal financial covenants are as follows:

•
Maximum Leverage:  The Company’s total indebtedness divided by the capitalized value of its portfolio based on an 8.0% capitalization rate may not exceed 77% initially and declining to 70% over the agreement term.

•
Minimum Fixed Charge Coverage:  The Company’s adjusted EBITDA (as defined in the credit agreement) divided by its fixed charges (basically interest expense, principal payments, net of principal received, and preferred dividends) may not be less than 100% initially increasing to 105% over the agreement term.  For this purpose, EBITDA excludes non-recurring gains and losses and stock-based compensation and is adjusted to remove the impact of straight-line rents.

•
Minimum Debt Yield:  The Company’s total net operating income (as defined in the credit agreement) divided by total liabilities may not be less than 9% initially increasing to 9.75% over the agreement term.  For this purpose, total net operating income includes interest income on the Company’s loans and securities and rental revenues are adjusted to remove the impact of straight-line rents.

•	Minimum Interest Coverage Ratio: The Company’s adjusted EBITDA divided by interest expense may not be less than 140% initially increasing to 150% over the agreement term.

•
Minimum Tangible Net Worth:  The Company’s tangible net worth (basically stockholders’ equity before accumulated depreciation and amortization) may not be less than 85% of such tangible net worth as of June 29, 2012 plus 80% of net proceeds of any future equity issuances.

•
Maximum Dividends:  Cash dividends to CapLease shareholders may not exceed the greater of (i) the amount required to maintain REIT status and avoid the payment of income or excise tax and (ii) 95% of adjusted funds from operations (as defined in the credit agreement).  For this purpose, funds from operations excludes non-recurring gains and losses.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

As of December 31, 2012, the Company was in compliance with the above financial covenants.

Credit Agreement with KeyBank N.A.

During October 2012, the Company entered into a senior secured credit agreement with KeyBank National Association, pursuant to which KeyBank made a $10,000 term loan to the Company.  The proceeds of the new term loan were utilized to repay in full and terminate a predecessor senior secured credit agreement with Wells Fargo Bank, N.A., entered into in July 2010.

The new credit agreement with KeyBank is for a three year term scheduled to mature on October 12, 2015, although the Company has two successive options to extend the maturity date, in each case for one additional year, subject to the payment of an extension fee and the satisfaction of certain other routine conditions.  The Company is obligated to pay interest on its borrowings pursuant to the agreement at a floating rate of LIBOR plus 300 basis points.  The Company may select a one month, two month or three month interest period for its LIBOR-based borrowings.

The collateral pool consists principally of fully amortizing mortgage notes on various real properties owned by the Company.  Debt service on those notes is funded directly by rent paid by the tenant, and is expected to fully amortize the outstanding principal balance of the KeyBank loan over the loan term.

The Company’s borrowings are a recourse obligation, and CapLease has guaranteed all obligations of its subsidiary that acts as borrower under the agreement and owns the notes that comprise the collateral pool.

The Company made various customary representations and warranties and affirmative and negative covenants pursuant to the credit agreement, and agreed to various customary events of defaults.  The Company also agreed to various financial covenants which it will be required to be in compliance with during the term of the credit agreement.  The financial covenants, as well as the representations and warranties, affirmative and negative covenants, and events of default, closely conform to those included in the Company’s senior secured credit agreement with Wells Fargo described above.

As of December 31, 2012, the Company was in compliance with the financial covenants under the KeyBank credit agreement.

Borrowings and collateral carry values related to the Company’s credit agreements as of December 31, 2012 and December 31, 2011, were as follows:
	At December 31, 2012		At December 31, 2011
	Borrowings	Collateral Carry Value	Borrowings	Collateral Carry Value
Wells Fargo Bank Credit Agreement
Owned properties	$58,056	$133,530	$–	$–
KeyBank Credit Agreement (and predecessor agreement with Wells Fargo)
Loans held for investment	1,414	2,277	1,552	4,111
Intercompany mortgage loans on CapLease properties	6,410	9,765	66,887	94,020
Commercial mortgage-backed securities	1,776	3,210	2,230	2,533
Owned property	–	–	–	25,494
Total	$67,656	$148,782	$70,669	$126,158

For the years ended December 31, 2012, December 31, 2011 and December 31, 2010, the following interest rates applied with respect to the Company’s credit agreement borrowings:

	December 31,
	2012	2011	2010
Weighted average effective financing rate	4.26%	3.49%	3.66%
Average 30-Day LIBOR rate	0.24%	0.23%	0.27%

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Mortgage Notes on Real Estate Investments

The Company has financed many of its owned real properties with first mortgage debt. The Company’s mortgage notes payable are summarized in the following table:

	Dec 31, 2012		Dec 31, 2011
Property Description	Face Amount of Debt	Carry Value of Debt	Face Amount of Debt	Carry Value of Debt	Coupon	Effective Financing Rate (1)	Maturity Date

Abbott Laboratories, Columbus, OH	$–	$–	$5,080	$5,080	5.40%	6.1%	N/A
Abbott Laboratories, Waukegan, IL	14,056	14,056	14,440	14,440	5.11%	5.2%	Aug 2015
Aetna Life Insurance Company, Fresno, CA	16,043	16,043	16,043	16,043	5.63%	5.7%	Dec 2016
Allstate Insurance Company, Charlotte, NC	19,156	19,156	19,445	19,445	5.68%	5.7%	Jan 2016
Allstate Insurance Company, Roanoke, VA	20,394	20,394	20,702	20,702	5.68%	5.8%	Jan 2016
AMEC plc, Houston, TX	15,977	16,284	16,175	16,569	5.85%	5.3%	Apr 2016
Aon Corporation, Glenview, IL	57,522	57,522	59,274	59,274	5.23%	5.8%	Nov 2014
AT&T Services, Inc./MetroPCS Communications, Inc., Richardson, TX	20,546	20,546	–	–	4.60%	4.8%	Jun 2022
Baxter International, Inc., Bloomington, IN	–	–	4,407	4,407	5.40%	6.1%	N/A
Breinigsville, PA (Nestle); Fort Wayne, IN (Vacant); and Lathrop, CA (Del Monte)	105,305	105,305	117,000	117,000	6.32%	6.8%	Feb 2014
Bunge North America, Inc., Fort Worth, TX	6,262	6,262	6,262	6,262	5.45%	5.6%	May 2017
Cadbury Holdings Limited, Whippany, NJ	31,848	31,848	32,559	32,559	5.26%	5.3%	Mar 2015
Cadbury Holdings Limited, Whippany, NJ	1,227	1,227	1,727	1,727	5.26%	6.5%	Mar 2015
Capital One Financial Corporation, Plano, TX	18,767	18,767	19,344	19,344	5.24%	5.3%	May 2013
Choice Hotels International, Inc., Silver Spring, MD	25,189	25,189	26,708	26,708	5.30%	5.3%	May 2013
Cimarex Energy Company (Development Property), Tulsa, OK	17,688	17,688	–	–	LIBOR+300bps (4% floor)	Floats	Jul 2018
Cooper Tire & Rubber Company, Franklin, IN	17,355	17,355	17,690	17,690	5.54%	5.8%	May 2021
County of Yolo, California, Woodland, CA	10,332	10,332	10,332	10,332	5.68%	5.8%	Feb 2017
Crozer-Keystone Health System, Ridley Park, PA	2,662	2,662	2,964	2,964	5.40%	6.0%	Apr 2019
CVS Corporation, Randolph, MA	7,275	7,275	7,601	7,601	5.40%	6.4%	Jan 2014
Exelis, Inc. (formerly ITT Corporation), Herndon, VA	39,014	39,014	39,764	39,764	5.33%	5.4%	Jun 2015
Exelis, Inc. (formerly ITT Corporation), Herndon, VA	2,233	2,233	2,995	2,995	5.33%	6.4%	Jun 2015
Farmers Group, Inc., Simi Valley, CA	25,620	25,620	25,620	25,620	5.81%	5.9%	Jan 2017
Farmers New World Life Insurance Company, Mercer Island, WA	29,538	29,538	29,889	29,889	5.69%	5.7%	Jan 2016
General Motors Financial Company, Inc., Arlington, TX	26,128	25,947	26,672	26,454	5.28%	5.5%	Sep 2017
Invesco Holding Co. Ltd., Denver, CO	43,700	43,700	43,700	43,700	6.03%	6.1%	Jul 2016
Johnson Controls, Inc., Largo, FL	16,200	16,200	16,200	16,200	5.48%	5.5%	Jan 2017
Koninklijke Ahold, N.V., Levittown, PA	13,588	13,588	13,820	13,820	6.05%	6.1%	Jul 2016
Lowes Companies, Inc., Aliso Viejo, CA	40,681	40,681	41,299	41,299	5.10%	5.4%	Jul 2015
Lowes Companies, Inc., New Orleans, LA	8,330	8,938	8,599	9,258	5.57%	4.8%	Aug 2030
Lowes Companies, Inc., New Orleans, LA	7,454	7,854	7,702	8,135	5.32%	4.7%	Aug 2030
Lowes Companies, Inc., New Orleans, LA	420	462	433	479	5.93%	4.8%	Aug 2030
Omnicom Group, Inc., Irving, TX	12,144	12,144	12,472	12,472	5.24%	5.3%	May 2013
Pearson Plc., Lawrence, KS	15,404	15,404	15,616	15,616	5.84%	6.0%	May 2016
Praxair, Inc., The Woodlands, TX	22,440	22,440	–	–	3.70%	3.9%	Aug 2022
Tiffany & Co., Parsippany, NJ	56,655	56,655	57,482	57,482	5.33%	5.3%	Oct 2015
Time Warner Cable Enterprises LLC, Milwaukee, WI	17,500	17,500	17,500	17,500	5.55%	5.6%	Dec 2016
Time Warner Cable Enterprises LLC, Milwaukee, WI	1,991	1,991	2,208	2,208	6.18%	6.8%	Dec 2016
Time Warner Cable Enterprises LLC, Milwaukee, WI	1,910	1,910	2,473	2,473	5.83%	6.8%	Dec 2015
TJX Companies, Inc., Philadelphia, PA	68,118	68,118	68,847	68,847	5.57%	5.6%	Mar 2016
T-Mobile USA, Inc., Nashville, TN	10,456	10,456	10,606	10,606	5.59%	5.7%	Dec 2016
United States Government (DEA), Birmingham, AL	10,751	10,751	10,922	10,922	5.23%	5.4%	Sep 2015
United States Government (EPA), Kansas City, KS	18,180	18,180	–	–	3.23%	3.8%	Mar 2023
United States Government (EPA), Kansas City, KS	–	–	18,395	20,806	7.57%	5.3%	N/A
United States Government (FBI), Albany, NY	10,137	10,137	10,137	10,137	5.50%	5.7%	Nov 2016
United States Government (FBI), Birmingham, AL	17,946	17,946	18,233	18,233	5.23%	5.3%	Sep 2015
United States Government (NIH), N. Bethesda, MD	56,281	56,281	57,908	57,908	5.32%	5.6%	Sep 2015
United States Government (SSA), Austin, TX	5,134	5,134	5,217	5,217	5.23%	5.5%	Sep 2015
United States Government (VA), Ponce, PR	3,367	3,428	4,062	4,154	7.30%	6.4%	Apr 2016
Walgreen Co., Portsmouth, VA	2,306	2,390	2,481	2,584	7.20%	6.2%	Jul 2018
WorleyParsons Limited, Houston, TX	19,525	19,525	–	–	4.00%	4.3%	Jan 2023
Total	$1,010,754	$1,012,075	$969,004	$972,924
(1)	The effective financing rate is the Company’s approximate borrowing cost, including the effect of hedge gains or losses and other deferred financing costs associated with the related borrowing.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

During August 2012, the Company extended the mortgage debt on the Breinigsville, PA, Lathrop, CA and Fort Wayne, IN properties for up to five years inclusive of one 18-month extension option and two one year extension options.  The face amount of the note and the note coupon of 6.32% were not modified by the extension.  Pursuant to the extension option provisions of the note, the Company may not extend the loan maturity date beyond August 2015 unless it has fully leased the Fort Wayne, IN property.  The extension option rights if exercised also require the Company to make the following principal payments on the note:

•	$7,500 during the first extension option term;

•	$7,500 during the second extension option term; and

•	$5,000 during the third extension option term.

Since the terms of the extended loan are deemed for financial accounting purposes to be not substantially different to the original loan, the Company accounted for the extension as a modification on its financial statements.  See “Deferred Fees and Costs” under Note 2 above.  Total transaction costs incurred in connection with the extension were $1,626, including $710 of fees paid to the lender to obtain the extension and expenses paid on the lender’s behalf which were added to debt issuance costs for the loan and increase the Company’s effective financing rate of the loan.  The remaining $916 of advisory costs related to the extension were charged to earnings and have been included in “Other expenses” in the Company’s Consolidated Statement of Operations.

The mortgage notes in the above table are non-recourse to the Company subject to limited non-recourse exceptions and are secured by the respective properties and an assignment of the relevant leases on the properties. See Note 3 regarding the separate and distinct nature of the Company’s SPEs. The Company’s book value before accumulated depreciation and amortization on owned properties encumbered with mortgage debt aggregated $1,627,788 at December 31, 2012, and $1,483,528 at December 31, 2011.

The Company has classified the loan agreement related to the Tulsa, OK development project for Cimarex Energy Co. as a component of “Mortgages on real estate investments” on the Company’s Consolidated Balance Sheet.  The Company entered into the loan agreement with Bank of Oklahoma during July 2011, to provide construction financing of approximately one-half of the project costs related to the development of the property.  See Note 3.  Pursuant to the agreement, Bank of Oklahoma has agreed to fund up to $24,000 of project costs beginning after the Company has funded an aggregate of $24,000 to the project.  The Company has fully funded its $24,000 commitment and began drawing on the loan from Bank of Oklahoma during the year ended December 31, 2012.  During the construction period, interest only will be payable by the Company to the lender each month at a rate equal to the prevailing one month LIBOR rate plus 300 basis points (subject to a 4.00% floor).  As of December 31, 2012, the Company had drawn $17,688 under the loan agreement with Bank of Oklahoma.  For the year ended December 31, 2012, the weighted average effective financing rate on the loan agreement with Bank of Oklahoma was 4.0%.

Upon completion of the project, the construction loan will automatically convert to a term loan of up to $31,000 bearing interest at a rate equal to the prevailing one month LIBOR rate plus 275 basis points and maturing in July 2018.  During the term loan period, in addition to monthly payments of interest, principal will also be payable by the Company to the lender based on a 25-year amortization period.   Subject to customary non-recourse exceptions, the lender’s recourse in the event of a default of the loan is limited to the property and the other assets of the Company’s joint venture entity that owns the property.

Secured Term Loan

During December 2007, the Company completed a secured term loan with KBC Bank, N.V. The Company transferred a pool of assets into a wholly-owned special purpose entity, called CapLease 2007-STL LLC, and issued debt to the lender secured by the assets in the pool. The Company retained all of the equity in the special purpose entity and, therefore, is entitled to all residual cash after the payment of scheduled principal and interest on the debt. The lender’s debt is structured to be senior to the Company’s equity.  For example, all principal payments on the assets transferred to the SPE will be paid to the lender until the secured term loan is repaid in full.  The Company is in a first loss position in the event of a payment default or loss on any of the SPE assets.

The interest coupon on the loan is fixed at 5.81% annually until the loan matures in January 2018. The Company’s effective financing rate on the loan is approximately 6.0% annually (inclusive of hedge and closing costs). The loan is non-recourse to the Company, subject to limited non-recourse exceptions.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Amounts related to the secured term loan as of December 31, 2012, were as follows:

	Borrowings	Collateral Carry Value
Loans held for investment	$15,550	$23,425
Intercompany mortgage loans on CapLease properties	17,076	28,545
Commercial mortgage-backed securities	39,792	50,382
Total	$72,417	$102,352

Convertible Senior Notes

During October 2007, CapLease issued $75,000 principal amount of 7.50% convertible senior notes due 2027. As of December 31, 2012, CapLease had $19,210 principal amount of convertible senior notes outstanding.  The notes represent general unsecured recourse obligations of CapLease and rank equally in right of payment with all of its other existing and future obligations that are unsecured and unsubordinated. The notes are jointly and severally, fully and unconditionally guaranteed, on a senior unsecured basis by four of CapLease’s subsidiaries, Caplease, LP, Caplease Debt Funding, LP, Caplease Services Corp. and Caplease Credit LLC.

The following table summarizes the Company’s repurchases of convertible senior notes during the years ended December 31, 2008, December 31, 2009, December 31, 2010 and December 31, 2012.

Quarter Ended	Notional Amount of Notes Repurchased	Purchase Price	Gain (loss) on Extinguishment of Debt
December 31, 2008	$3,240	$1,179	$1,713
March 31, 2009	5,500	2,090	2,821
June 30, 2009	12,316	6,512	4,581
September 30, 2009	1,500	949	415
March 31, 2010	2,500	2,400	(96)
June 30, 2010	13,500	13,500	(184)
September 30, 2010	1,435	1,435	(14)
December 31, 2012	15,799	15,799	-

On October 1, 2012, CapLease repurchased $15,799 principal amount of notes pursuant to the put right in the notes that allowed the holders to tender some or all of their notes back to CapLease during a 20 business day period that expired on September 27, 2012.  The cash purchase price for the notes tendered was 100% of the principal amount of notes tendered.  The October 2012 put right has expired and the note holders’ next put right will be on October 1, 2017.  Beginning on October 5, 2012, CapLease now has the right to redeem the notes in whole or in part, for cash at any time or from time to time. The redemption price will be 100% of the principal amount of the notes to be redeemed, plus any accrued and unpaid interest.

The notes bear interest at an annual fixed rate of 7.50% and are scheduled to mature on October 1, 2027, unless earlier converted, redeemed or repurchased. As of December 31, 2012, the commissions and other expenses associated with the original issuance of the notes had been fully amortized as a component of interest expense in prior periods, and the Company’s effective financing rate on the notes was approximately 7.5%.

For financial accounting purposes and because the notes may be converted into equity in the future, the Company was required to bifurcate the proceeds from the original issuance of the notes between a liability component and an equity component and record interest expense on the liability component at the Company’s estimated nonconvertible debt borrowing rate on the date of issue.  The liability component is initially recorded at a discount from the principal amount of the notes and is subsequently accreted back to the principal amount over the expected useful life of the notes as interest expense at the estimated nonconvertible debt borrowing rate is recorded.  As of the October 1, 2012 initial put date as described above, the liability component of the notes had accreted back to the full principal amount of the notes and, therefore, at December 31, 2012, the Company was no longer recording additional interest expense on the notes for financial accounting purposes at the nonconvertible debt incremental borrowing rate.  The Company’s estimated nonconvertible debt borrowing rate for financial accounting purposes was 10.2% and 10.1%, respectively, at December 31, 2011 and December 31, 2010.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The liability component of the convertible senior notes comprised the following amounts at December 31, 2012 and December 31, 2011:

	December 31,
	2012	2011
Convertible notes - principal	$19,210	$35,009
Unamortized debt discount	-	(487)
Convertible senior notes - net	$19,210	$34,522

The Company recorded interest expense on the convertible senior notes for the years ended December 31, 2012, December 31, 2011 and December 31, 2010 as follows:

	December 31,
	2012	2011	2010
Interest expense paid or accrued at stated interest rate of 7.5%	$2,330	$2,625	$3,111
Convertible senior notes issuance costs expensed as a component of interest expense	173	206	250
Interest expense at the nonconvertible debt incremental borrowing rate of 2.5%	487	596	702
	$2,990	$3,427	$4,063

The carry value of the equity component of the convertible senior notes was $6,189 at each of December 31, 2012 and December 31, 2011, and is included as a component of “Additional paid in capital” on the Company’s Consolidated Balance Sheet.

The holders may convert their notes into cash, shares of CapLease common stock, or any combination thereof, at CapLease’s option, under certain circumstances, including in connection with certain change of control events defined in the note indenture (each, a “change of control”) or a transaction that results in CapLease’s common stock or other securities into which the notes are convertible not being approved for listing on a U.S. national securities exchange (a “termination of trading”). Upon conversion, if CapLease does not elect otherwise, it will settle its conversion obligation in shares of its common stock.

The initial conversion rate for each $1 principal amount of notes is 88.3704 shares of CapLease’s common stock, which is equivalent to an initial conversion price of approximately $11.32 per share. As of December 31, 2012, the if-converted value of the convertible senior notes is less than the principal amount of the notes. The initial conversion rate will be adjusted for certain events, including in the event CapLease makes any quarterly cash dividend in excess of $0.20 per share.

Trust Preferred Securities

In December 2005, the Operating Partnership issued $30,000 in aggregate principal amount of fixed/floating rate preferred securities through its wholly-owned subsidiary, Caplease Statutory Trust I. The trust preferred securities represent an unsecured subordinated recourse debt obligation of the Company and require quarterly interest payments calculated at a fixed interest rate equal to 7.68% per annum through January 30, 2016, and subsequently at a variable interest rate equal to LIBOR plus 2.60% per annum. The securities must be redeemed on January 30, 2036, and may be redeemed, in whole or in part, at par, at the Company’s option, at any time. The Company’s effective financing rate on the trust preferred securities, inclusive of deferred issuance costs, is approximately 7.7% per annum.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Scheduled Principal Payments on Debt Obligations

Scheduled principal amortization and balloon payments for all of the Company’s outstanding debt obligations as of December 31, 2012, for the next five years and thereafter are as follows:

	Scheduled Amortization	Balloon Payments	Total
2013	$35,097	$54,984	$90,081
2014	34,402	165,685	200,086
2015	28,143	315,429	343,573
2016	18,116	272,614	290,730
2017	12,433	100,721	113,153
Thereafter	31,924	131,419	163,343
Total	$160,114	$1,040,852	$1,200,966

10.   Gain (loss) on extinguishment of debt

Gain on extinguishment of debt during the year ended December 31, 2012, comprised:

•
gain of $9,000 on the repurchase of a portion of the mortgage debt on the warehouse properties located in Breinigsville, PA, Lathrop, CA and Fort Wayne, IN.  The gain is included as a component of “Other gains (losses)” under the caption “Gain (loss) on extinguishment of debt, net” in the Company’s Consolidated Statement of Operations.

•
net gain of $2,012 on the refinancing of the mortgage debt on the property owned in Kansas City, KS (leased to the United States Government (EPA)) and the repayment of the outstanding mortgage debt on the properties owned in Columbus, OH (leased to Abbott Laboratories) and Bloomington, IN (leased to Baxter International, Inc.).  The net gains were driven primarily by gain of $2,392 on the reversal of the remaining unamortized balance of the fair value adjustment on the assumed debt repaid on the EPA property, and losses of $196 from the charge-off of deferred hedge and other costs associated with the debt repaid on all three properties.  The net gain is included as a component of “Other gains (losses)” under the caption “Gain (loss) on extinguishment of debt, net” in the Company’s Consolidated Statement of Operations.

•
loss of $221 from the charge-off of costs related to the Wells Fargo credit agreement that was repaid and terminated during October 2012 (see discussion of “Credit Agreement with KeyBank N.A.” under Note 9 above).  The loss is included as a component of “Other gains (losses)” under the caption “Gain (loss) on extinguishment of debt, net” in the Company’s Consolidated Statement of Operations.

See Note 6 above related to gain (loss) on debt extinguishment recognized during the year ended December 31, 2011, related to (i) the disposition of the former Hartford, CT property to the lender in full satisfaction of the mortgage debt and (ii) the sale of the March 2005 CDO.

During the year ended December 31, 2010, the Company recognized loss on extinguishment of debt of $293 related to repurchases of convertible senior notes during the year.  See Note 9.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

11.  Accounts payable and other liabilities

Accounts payable and other liabilities as of December 31, 2012 and December 31, 2011 consisted of the following:

	December 31,
	2012	2011
Accounts payable and other liabilities	$13,045	$3,781
Accrued interest	4,499	5,014
Accrued expenses	5,460	4,689
Deferred rental income	–	2
Unearned rental income	4,922	3,885
Total	$27,926	$17,371

12.  Risk Management Transactions

As part of its financing strategy, the Company may use interest rate swap transactions to manage its exposure to interest rate fluctuations on assets not yet financed with long-term fixed rate debt. During the years ended December 31, 2012, December 31, 2011, and December 31, 2010, the Company had no open interest rate swap positions

As of December 31, 2012, the Company had $1,146 of net realized losses on derivatives deferred on the Company’s Consolidated Balance Sheet as a component of Accumulated Other Comprehensive Income (Loss) related to prior interest rate swaps for certain of the Company’s long-term debt issuances. Within the next twelve months, the Company estimates that $542 of realized losses on derivatives will be reclassified to the Company's Consolidated Statements of Operations as additional interest expense.

The Company classifies the cash flows from derivatives as a financing activity on the Consolidated Statements of Cash Flows.

13.   Commitments and Contingencies

The Company is committed to fund up to $24,000 of project costs related to the Tulsa, OK development project described at Note 3 above.  As of December 31, 2012, the Company had fully-funded this commitment.  The Company is also committed to fund $21,698 of project costs related to the Ashland, VA development project described at Note 3 above.  As of December 31, 2012, the Company had funded $6,057 of such commitment.

The Company is involved from time to time in litigation arising in the ordinary course of business.  The Company is not currently involved in any matter which management believes will have a material adverse effect on the Company’s business, results of operations or financial condition.  However, periodic settlements and/or professional or other fees and expenses related to any matter could have an adverse impact on our results of operations in the quarterly or annual period in which they are recognized.

As an owner of commercial real estate, the Company is subject to potential environmental costs.  At December 31, 2012, the Company was not aware of any environmental concerns that would have a material adverse effect on the Company’s business, results of operations or financial condition.

As of December 31, 2012, the Company was obligated under non-cancelable operating lease agreements for office space and copy machines. The future minimum lease payments under these lease agreements at December 31, 2012 were:

2013	$105
2014	698
2015	808
2016	802
2017	802
Thereafter	4,482
$7,697

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Included in general and administrative expense is rent expense of approximately $629, $568, and $546 for the years ended December 31, 2012, December 31, 2011 and December 31, 2010, respectively.

14.  Stockholders’ Equity

Stock Issuances

CapLease’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.01 per share, and 100,000,000 shares of preferred stock, par value $0.01 per share.  As of December 31, 2012, CapLease had issued and outstanding 73,658,045 shares of common stock, 3,447,182 shares of 8.125% Series A cumulative redeemable preferred stock, and 2,941,073 shares of 8.375% Series B cumulative redeemable preferred stock.

Common Stock

The following table summarizes CapLease’s common stock issuances from its incorporation date (October 31, 2003) through December 31, 2012.

Date	Shares	Offering Price (actual or average)		Net Proceeds (after expenses)	Transaction description
Pre-IPO Capitalization
November 2003	139,134	$0.10		$14	Initial capitalization – issuances to current and former employees of the Operating Partnership
March 2004	3,968,800	N.A.		N.A.	Initial capitalization – issuances of CapLease common stock in exchange for the acquisition of the Operating Partnership from its former owners
Marketed Offerings
March 2004	23,000,000	$10.50		$221,778	Initial public offering of CapLease common stock
May 2006	5,747,000	$10.55		$57,282	Follow-on public offering of CapLease common stock
May/June 2007	10,350,000	$10.75		$104,682	Follow-on public offering of CapLease common stock
April/May 2011	10,150,000	$5.60		$54,050	Follow-on public offering of CapLease common stock
Direct Placements
September 2008	1,317,524	$7.59		$9,957	Direct issuance of CapLease common stock to institutional buyer
March 2010	3,144,654	$4.77		$14,985	Direct issuance of CapLease common stock to institutional buyer
OP Unit Exchange
September 2008	107,131	N.A.	(1)	N.A.	Issuance of CapLease common stock in exchange for the same number of Operating Partnership units
DRIP/DSP Plan Issuances
Various 2007	1,111,641	$10.38		$11,538	Issuances of CapLease common stock through CapLease Dividend Reinvestment and Direct Stock Purchase Plan
Various 2008	1,222,855	$7.96		$9,692	Issuances of CapLease common stock through CapLease Dividend Reinvestment and Direct Stock Purchase Plan
Various 2009	807,661	$3.60		$2,910	Issuances of CapLease common stock through CapLease Dividend Reinvestment and Direct Stock Purchase Plan
Various 2010	103	$5.85		$1	Issuances of CapLease common stock through CapLease Dividend Reinvestment and Direct Stock Purchase Plan
Various 2011	27,697	$5.72		$158	Issuances of CapLease common stock through CapLease Dividend Reinvestment and Direct Stock Purchase Plan
ATM Issuances
November/December 2006	160,900	$11.91		$1,851	Issuances of CapLease common stock through “at the market offering” (“ATM”) program
Various 2009	2,410,800	$3.49		$8,136	Issuances of CapLease common stock through ATM program
Various 2010	2,137,500	$4.86		$10,117	Issuances of CapLease common stock through ATM program
Various 2011	14,200	$6.00		$84	Issuances of CapLease common stock through ATM program
Various 2012	6,891,080	$4.76		$32,150	Issuances of CapLease common stock through ATM program
CapLease 2004 Stock Incentive Plan Awards
Various (2004 – 2012)	4,243,005	N.A.		N.A.	Issuances of CapLease common stock through CapLease 2004 Stock Incentive Plan (See Note 15)
Less: Stock Repurchases
October 2007	(1,524,390)	$9.84		$(7,976)	Repurchase of CapLease common stock in connection with convertible senior note issuance
Various 2011	(1,769,250)	$3.79		$(6,700)	Repurchase of CapLease common stock pursuant to Board authorized repurchase program

Total	73,658,045
1  Units were originally issued at a price of $11.40 per unit.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

8.125% Series A Cumulative Redeemable Preferred Stock

In October 2005, CapLease issued 1,400,000 shares of 8.125% Series A cumulative redeemable preferred stock in a public offering at a price to the public of $25.00 per share. The Company received net proceeds in the transaction (after deducting underwriting discounts and commissions and offering expenses) of approximately $33,657.

On March 31, 2010, CapLease issued 1,800,000 shares of 8.125% Series A cumulative redeemable preferred stock in a public offering at a price of $23.06 per share, resulting in an effective annual yield of 9.00%. The Company received net proceeds in the transaction (after deducting underwriting discounts and commissions and offering expenses) of approximately $40,109, including $884 of accrued dividends.

During the year ended December 31, 2010, CapLease issued an aggregate of 4,900 shares of 8.125% Series A cumulative redeemable preferred stock through its “at the market offering” program with Brinson Patrick Securities Corporation at an average price of $24.96 per share, for net proceeds of $120.

During the year ended December 31, 2012, CapLease issued an aggregate of 242,282 shares of 8.125% Series A cumulative redeemable preferred stock through its “at the market offering” program with Cantor Fitzgerald & Co. at an average price of $25.11 per share, for net proceeds of $5,961.

The Series A preferred stock ranks, with respect to the payment of dividends and the distribution of assets in the event of CapLease’s liquidation, dissolution or winding up, senior to CapLease’s common stock and junior to all of the Company’s existing and future indebtedness.  The Series A preferred stock ranks pari passu with CapLease’s 8.375% Series B cumulative redeemable preferred stock and any other future equity securities that CapLease may later authorize or issue that by their terms are on a parity with the Series A preferred stock.  The Series A preferred stock also ranks pari passu with CapLease’s 7.25% Series C cumulative redeemable preferred stock issued in January 2013.  See Note 24.

Holders of the Series A preferred stock are entitled to receive cumulative cash dividends at the rate of 8.125% per annum of the $25.00 per share liquidation preference, equivalent to $2.03125 per annum per share. The annual dividend rate will increase to 9.125% if the Series A preferred stock is delisted from the New York Stock Exchange following a change of control of CapLease.  Dividends on the Series A preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year.

If CapLease liquidates, dissolves or winds up its operations, holders of the Series A preferred stock will have the right to receive (after payment or provision for payment of all debts and other liabilities) $25.00 per share, plus all accumulated and unpaid dividends through and including the date of payment.  Holders of the Series A preferred stock will be entitled to receive this liquidating distribution before CapLease distributes any assets to holders of its common stock or any other shares of stock that rank junior to the Series A preferred stock.  The rights of holders of the Series A preferred stock to receive their liquidation preference will be subject to the proportionate rights of each parity stock, including the Series B preferred stock and the Series C preferred stock, and preferential rights of the holders of any series of shares that are senior to the Series A preferred stock.

The Series A preferred stock does not have any stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. CapLease may, at its option, redeem the Series A preferred stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends through the redemption date. During January 2013, the Company called for redemption 800,082 shares of its Series A preferred stock.  See Note 24.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Holders of the Series A preferred stock generally have no voting rights. However, Series A preferred stock holders will have limited voting rights if CapLease fails to pay dividends on the Series A preferred stock for six or more quarterly periods (whether or not consecutive), or if CapLease issues shares of capital stock senior to the Series A preferred stock or makes changes to the terms of the Series A preferred stock that would be materially adverse to the rights of holders of Series A preferred stock.

The Series A preferred stock is not convertible into or exchangeable for CapLease’s common stock or any of the Company’s other securities or property.

8.375% Series B Cumulative Redeemable Preferred Stock

During April 2012, CapLease issued 2,000,000 shares of 8.375% Series B cumulative redeemable preferred stock in a public offering at a price to the public of $25.00 per share.  The Company received net proceeds in the transaction (after deducting underwriting discounts and commissions and offering expenses) of approximately $48,317.

During the year ended December 31, 2012, CapLease issued an aggregate of 941,073 shares of 8.375% Series B cumulative redeemable preferred stock through its “at the market offering” program with Cantor Fitzgerald & Co. at an average price of $25.58 per share, for net proceeds of $23,500.

The Series B preferred stock ranks, with respect to the payment of dividends and the distribution of assets in the event of CapLease’s liquidation, dissolution or winding up, senior to CapLease’s common stock and junior to all of the Company’s existing and future indebtedness.  The Series B preferred stock ranks pari passu with CapLease’s 8.125% Series A cumulative redeemable preferred stock and any other future equity securities that CapLease may later authorize or issue that by their terms are on a parity with the Series B preferred stock.  The Series B preferred stock also ranks pari passu with CapLease’s 7.25% Series C cumulative redeemable preferred stock issued in January 2013.  See Note 24.

Holders of the Series B preferred stock are entitled to receive cumulative cash dividends at the rate of 8.375% per annum of the $25.00 per share liquidation preference, equivalent to $2.09375 per annum per share. Dividends on the Series B preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year.

If CapLease liquidates, dissolves or winds up its operations, holders of the Series B preferred stock will have the right to receive (after payment or provision for payment of all debts and other liabilities) $25.00 per share, plus all accumulated and unpaid dividends up to, but not including, the date of payment.  Holders of the Series B preferred stock will be entitled to receive this liquidating distribution before CapLease distributes any assets to holders of its common stock or any other shares of stock that rank junior to the Series B preferred stock.  The rights of holders of the Series B preferred stock to receive their liquidation preference will be subject to the proportionate rights of each parity stock, including the Series A preferred stock and the Series C preferred stock, and preferential rights of the holders of any series of shares that are senior to the Series B preferred stock.

The Series B preferred stock does not have any stated maturity date and is not subject to any sinking fund or mandatory redemption provisions. CapLease may not redeem the Series B preferred stock prior to April 19, 2017, except upon a “Change of Control” (as defined below) and in limited circumstances related to CapLease’s continuing qualification as a REIT.  At any time on and after April 19, 2017, CapLease may, at its option, redeem the Series B preferred stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

Upon the occurrence of a Change of Control and subject to CapLease’s special optional redemption right described below, each holder of Series B preferred stock will have the right to convert some or all of the shares of Series B preferred stock held by such holder (the “Change of Control Conversion Right”) into a number of shares of common stock per share of Series B preferred stock to be converted equal to the lesser of:

•
the quotient obtained by dividing (1) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the conversion date by (2) the Common Stock Price (as defined below); and

•	11.9904 (the “Share Cap”), subject to certain adjustments.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of common stock), subdivisions or combinations with respect to the common stock.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Upon such a conversion, the holders will be limited to a maximum number of shares of common stock equal to the Share Cap multiplied by the number of shares of Series B preferred stock converted.  If the Common Stock Price is less than $2.085 (which is 50% of the per-share closing sale price of CapLease’s common stock on April 16, 2012), subject to adjustment, the holders will receive a maximum of 11.9904 shares of the common stock per share of Series B preferred stock, which may result in a holder receiving value that is less than the liquidation preference of the Series B preferred stock.

In addition to the optional redemption right commencing on April 19, 2017 described above, CapLease has a special optional redemption right in connection with a Change of Control and holders of the Series B preferred stock will not have the Change of Control Conversion Right if CapLease elects to redeem the Series B preferred stock in connection with the Change of Control.  CapLease may, at its option, redeem the Series B preferred stock, in whole or in part upon the occurrence of a Change of Control, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.

A “Change of Control” occurs when the following have occurred and are continuing:

•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of CapLease entitling that person to exercise more than 50% of the total voting power of all shares of CapLease entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither CapLease nor the acquiring or surviving entity has a class of common securities (or American Depositary Receipts representing such securities) listed on the New York Stock Exchange (the “NYSE”), the NYSE MKT (the “NYSE MKT”) or the NASDAQ Stock Market (“NASDAQ”), or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE MKT or NASDAQ.

The “Common Stock Price” will be: (1) the amount of cash consideration per share of common stock, if the consideration to be received in the Change of Control by the holders of such common stock is solely cash; and (2) the average of the closing prices for the common stock on the NYSE for the ten consecutive trading days immediately preceding, but not including, the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of the common stock is other than solely cash.

Holders of the Series B preferred stock generally have no voting rights. However, Series B preferred stock holders will have limited voting rights if CapLease fails to pay dividends on the Series B preferred stock for six or more quarterly periods (whether or not consecutive), or if CapLease issues shares of capital stock senior to the Series B preferred stock or makes changes to the terms of the Series B preferred stock that would be materially adverse to the rights of holders of the Series B preferred stock.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Share Repurchase Programs

During August 2011, the Company announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase in the aggregate up to $20,000 of its outstanding common stock. The program permits the Company to purchase shares through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws. It does not obligate the Company to make any repurchases at any specific time or situation. The timing and extent to which the Company repurchases its shares will depend upon a variety of factors, including market conditions, the Company’s liquidity, and regulatory requirements.

The Company did not make any share repurchases through the program during the year ended December 31, 2012.  During the year ended December 31, 2011, the Company repurchased an aggregate of 1,769,250 shares of common stock at an average price of $3.79 per share, utilizing an aggregate of $6,736 of cash on hand.  As of December 31, 2012, the Company had remaining authorization to repurchase up to $13,264 through the above program.

During January 2013, the Company announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase in the aggregate up to $85,000 of its outstanding Series A preferred stock.  See Note 24.

Dividends

The following table summarizes the dividend history on shares of CapLease common stock for the periods indicated.

Quarter Ended	Record Date	Payment Date	Dividend Per Share	Total Amount
12/31/2009	12/31/2009	1/15/2010	$0.060	$3,103
3/31/2010	3/31/2010	4/15/2010	0.060	3,431
6/30/2010	6/30/2010	7/15/2010	0.060	3,431
9/30/2010	9/30/2010	10/15/2010	0.060	3,431
12/31/2010	12/31/2010	1/18/2011	0.065	3,736
3/31/2011	3/31/2011	4/15/2011	0.065	3,764
6/30/2011	6/30/2011	7/15/2011	0.065	4,424
9/30/2011	9/30/2011	10/17/2011	0.065	4,321
12/31/2011	12/30/2011	1/17/2012	0.065	4,308
3/31/2012	4/2/2012	4/16/2012	0.065	4,340
6/30/2012	6/29/2012	7/16/2012	0.065	4,340
9/30/2012	9/28/2012	10/15/2012	0.070	4,674
12/31/2012	12/31/2012	1/15/2013	0.075	5,524

The following table summarizes the dividend history on shares of CapLease Series A preferred stock for the periods indicated.

Quarter Ended	Record Date	Payment Date	Dividend Per Share	Total Amount
12/31/2009	12/31/2009	1/15/2010	$0.5078125	$711
3/31/2010	3/31/2010	4/15/2010	0.5078125	1,625
6/30/2010	6/30/2010	7/15/2010	0.5078125	1,625
9/30/2010	9/30/2010	10/15/2010	0.5078125	1,625
12/31/2010	12/31/2010	1/18/2011	0.5078125	1,627
3/31/2011	3/31/2011	4/15/2011	0.5078125	1,627
6/30/2011	6/30/2011	7/15/2011	0.5078125	1,627
9/30/2011	9/30/2011	10/17/2011	0.5078125	1,627
12/31/2011	12/30/2011	1/17/2012	0.5078125	1,627
3/31/2012	4/2/2012	4/16/2012	0.5078125	1,627
6/30/2012	6/29/2012	7/16/2012	0.5078125	1,627
9/30/2012	9/28/2012	10/15/2012	0.5078125	1,727
12/31/2012	12/31/2012	1/15/2013	0.5078125	1,751

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

The following table summarizes the dividend history on shares of CapLease Series B preferred stock for the periods indicated.

Quarter Ended	Record Date	Payment Date	Dividend Per Share	Total Amount
6/30/2012	6/29/2012	7/16/2012	$0.5001740	$1,000
9/30/2012	9/28/2012	10/15/2012	0.5234375	1,121
12/31/2012	12/31/2012	1/15/2013	0.5234375	1,539

15.  Stock Based Compensation

The Company adopted a stock incentive plan for its employees and directors during March 2004 in connection with its initial public offering.  5,123,000 shares of common stock are authorized for issuance under the stock plan.  As of December 31, 2012, the Company had awarded 4,243,005 shares of common stock under the stock plan, all in the form of restricted stock awards to executive officers, other employees and directors of the Company.  As of December 31, 2012, the Company had not awarded any options, stock appreciation rights or other stock based compensation under the stock plan.

A summary of the Company’s activity under the stock plan from January 1, 2011 through December 31, 2012, is presented below:
	Number of Shares
Stock Awards at January 1, 2011	3,369,955
Granted During the Year Ended December 31, 2011	392,500	(1)
Forfeited During the Year Ended December 31, 2011	(10,880)
Stock Awards at January 1, 2012	3,751,575
Granted During the Period Ended December 31, 2012	497,700	(2)
Forfeited During the Period Ended December 31, 2012	(6,270)
Stock Awards at December 31, 2012	4,243,005

(1)
Shares are scheduled to vest between March 2012 and March 2014, but will generally be forfeited if the recipient either terminates his employment with the Company or ceases to be a member of CapLease’s Board of Directors at any time prior to the vesting date.  Vesting of an aggregate of 196,425 shares is also subject to satisfaction of objective and subjective performance criteria, to be determined by CapLease’s Compensation Committee.

(2)
Shares are scheduled to vest between March 2013 and March 2015, but will generally be forfeited if the recipient either terminates his employment with the Company or ceases to be a member of CapLease’s Board of Directors at any time prior to the vesting date.  Vesting of an aggregate of 262,725 shares is also subject to satisfaction of objective and subjective performance criteria, to be determined by CapLease’s Compensation Committee.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

A summary of the status of unvested shares from January 1, 2011 through December 31, 2012, is presented below:

	Shares Awarded Under Plan		Shares Priced Under GAAP	Weighted Average Fair Value
Nonvested at January 1, 2011	1,739,367		1,122,282	$4.62
Current period awards	392,500		261,550	5.80
Prior period awards	N/A		223,635	5.80
Vested	(514,970)	(1)	(514,970)	5.14
Forfeited	(10,880)		(10,880)	3.43
Nonvested at January 1, 2012	1,606,017		1,081,617	4.91
Current period awards	497,700		322,550	4.08
Prior period awards	N/A		257,760	4.08
Vested	(577,757)	(2)	(577,757)	5.26
Forfeited	(6,270)		(6,270)	5.80
Nonvested at December 31, 2012	1,519,690		1,077,900	4.26

(1)	Includes 247,191 shares vested as a result of performance criteria being satisfied.
(2)	Includes 231,288 shares vested as a result of performance criteria being satisfied.

The Company uses the closing stock price on the grant date as its estimate of the fair value of the award for financial accounting purposes.

The Company has made certain of the restricted stock awards with vesting dependent upon satisfaction of performance criteria to be determined in the future.  For such awards, applicable accounting guidance provides that despite the award having been granted, it is not valued for financial accounting purposes and expense related thereto does not commence until performance criteria have been established.  “Prior period awards” in the above table represent restricted stock awards made in a prior period but which have been valued for financial accounting purposes in the current period when the CapLease Compensation Committee determined the performance criteria.

As of December 31, 2012, the Company had $2,263 of restricted stock awards (fair value at the grant dates) expected to be charged to the Company’s Consolidated Statement of Operations ratably over the remaining vesting period (through March 2015) assuming vesting criteria are satisfied.  In addition, as of December 31, 2012, the Company has not yet commenced expense accrual related to the following number of restricted stock awards because the applicable performance criteria have not yet been determined:  104,715 shares of restricted stock awarded in 2009, 96,450 shares of restricted stock awarded in 2010, 65,475 shares of restricted stock awarded in 2011 and 175,150 shares of restricted stock awarded in 2012.

16.   Other Comprehensive Income

Comprehensive income (loss) is defined under GAAP as the change in equity of a business enterprise during a period from transactions and other events and circumstances, excluding those resulting from investments by and distributions to owners, and is presented in the Company’s Consolidated Statements of Comprehensive Income (Loss). For the Company’s purposes, comprehensive income (loss) represents net income (loss) before non-controlling interest in consolidated subsidiaries, as presented in the Company’s Consolidated Statements of Operations, adjusted for unrealized gains or losses on securities available for sale and amortization of unrealized losses on securities previously classified as available for sale, and amortization of realized losses on derivatives reclassified into interest expense.

GAAP also divides comprehensive income (loss) into “net income (loss)” and “other comprehensive income (loss).” Other comprehensive income (loss) is defined as revenues, expenses, gains and losses that under GAAP are included in comprehensive income (loss) but excluded from net income (loss). Other comprehensive income (loss) is a component of Stockholders’ Equity and is shown on the Company’s Consolidated Statements of Changes in Equity (fourth column). The following table summarizes the Company’s Accumulated Other Comprehensive Income (Loss) as reported on the Consolidated Statements of Changes in Equity.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

	December 31,
	2012	2011
Net unrealized gains (losses) on securities available for sale	$480	$(9,747)
Net realized losses on derivatives	(1,146)	(1,304)
Accumulated other comprehensive loss	$(666)	$(11,051)

17.  Non-Controlling Interests

During June 2006, CapLease’s Operating Partnership issued 263,157 units of limited partnership to an unaffiliated third party. All of these units were issued as partial consideration for the Company’s acquisition of a real property in June 2006 from the third party. During June 2008, the units of limited partnership became redeemable by the holder, at its option, on the basis of one unit for either one share of CapLease common stock or cash equal to the fair market value of a share of common stock at the time of the redemption. The units of limited partnership do not have a liquidation preference. During September 2008, the holder redeemed 107,131 units for the same number of shares of CapLease common stock. As of December 31, 2012, the Operating Partnership had issued and outstanding 156,026 units of limited partnership.

Cash distributions by the Operating Partnership are paid in the following priority: first, to the non-controlling interest holders until such holders receive the amount they would have received if the holders’ units of limited partnership interest were converted to an equal number of shares of CapLease common stock, and then, to CapLease. As a result, since July 2006, at the same time CapLease has paid a cash dividend to its common stockholders, the non-controlling interest holders have been paid a cash dividend of the same amount per limited partnership unit.

18.  Rental Income

The Company is the landlord to tenants under operating leases with expiration dates ranging from 2013 to 2030. The minimum rental amounts due under the leases are generally subject to scheduled fixed increases. The leases generally also require that the tenants pay for or reimburse the Company for the occupancy and operating costs of the properties, or in certain cases reimburse the Company for increases in certain operating costs and real estate taxes above their base year costs. Approximate future minimum rents to be received over the next five years and thereafter for non-cancelable operating leases in effect at December 31, 2012, are as follows:

2013	$131,191
2014	122,466
2015	120,191
2016	110,884
2017	87,299
Thereafter	284,887
Total	$856,917

19.   Concentration Risks

The Company has entered into a senior secured revolving credit agreement with Wells Fargo Bank, N. A. which agreement is the Company’s primary short-term borrowing facility and is an important component of the Company’s liquidity.  Deterioration in the financial condition of Wells Fargo Bank, N. A. could have a negative impact on the Company’s business, operating results and financial condition. As of December 31, 2012, Wells Fargo Bank, N. A. carried a senior unsecured credit rating of AA- from Standard & Poor’s.

During 2012, approximately 13.1% of the Company’s total revenues were derived from one tenant (the United States Government).

20.   401(k) Plan

The Company has a 401(k) Savings/Retirement Plan (the “401(k) Plan”) in place to cover eligible employees of the Company. The 401(k) Plan permits eligible employees of the Company to defer a portion of their annual compensation, subject to certain limitations imposed by the Internal Revenue Code. The employee’s elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) Plan. For the years ended December 31, 2012, December 31, 2011 and December 31, 2010, the Company made matching contributions of $245, $313, and $297, respectively.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

21.   Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

The accompanying unaudited Pro Forma Condensed Consolidated Income Statements are presented as if, at January 1, 2011, the Company acquired all real properties purchased during the year ended December 31, 2012 and that meet the classification of a business for financial accounting purposes.  Earnings per share are presented using the weighted average shares outstanding during the relevant periods.  In management's opinion, all adjustments necessary to reflect the effects of the above transactions have been made.

The unaudited Pro Forma Condensed Consolidated Income Statements are not necessarily indicative of what the actual results of operations would have been assuming the acquisition transactions had occurred at the date indicated above, nor do they purport to represent our future results of operations.

	For the twelve months ended December 31,
	2012	2011
Total revenues	$177,393	$184,889
Income from continuing operations	19,144	3,395
Net loss allocable to common stockholders	(7,433)	(2,029)
Income (loss) per basic and diluted common share from continuing operations	0.14	(0.05)
Net loss per basic and diluted common share	(0.11)	(0.03)

22.   Segment Reporting

FASB ASC 280 establishes the manner in which public businesses report information about operating segments in annual and interim financial reports issued to stockholders. FASB ASC 280 defines a segment as a component of an enterprise about which separate financial information is available and that is evaluated regularly to allocate resources and assess performance. The Company conducts its business through two segments: operating real estate (including its investments in owned properties) and debt investments (including its loan investments as well as its investments in securities). For segment reporting purposes, the Company does not allocate interest income on short-term investments or general and administrative expenses.

Selected results of operations by segment for the year ended December 31, 2012 are as follows:

	Corporate / Unallocated	Operating Real Estate	Debt Investments	Total
Total revenues	$454	$154,186	$7,402	$162,042
Total expenses	20,315	135,060	3,592	158,967
Other gain (loss)	-	10,846	953	11,799
Income (loss) from continuing operations	(19,862)	29,971	4,765	14,874
Total assets	40,054	1,619,896	90,493	1,750,443

Selected results of operations by segment for the year ended December 31, 2011 are as follows:

	Corporate / Unallocated	Operating Real Estate	Debt Investments	Total
Total revenues	$770	$142,680	$18,893	$162,343
Total expenses	19,342	130,597	12,275	162,214
Other gain (loss)	-	(1,234)	(1,816)	(3,050)
Income (loss) from continuing operations	(18,572)	10,849	4,802	(2,921)
Total assets	78,690	1,468,962	93,971	1,641,623

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

Selected results of operations by segment for the year ended December 31, 2010 are as follows:

	Corporate / Unallocated	Operating Real Estate	Debt Investments	Total
Total revenues	$856	$134,437	$27,122	$162,415
Total expenses	19,742	126,371	17,997	164,110
Other gain (loss)	(293)	-	(7,949)	(8,242)
Income (loss) from continuing operations	(19,180)	8,066	1,177	(9,937)
Total assets	48,213	1,463,362	358,696	1,870,271

23.   Quarterly Financial Information (Unaudited)

The following table sets forth selected quarterly financial data for the Company for 2012 and 2011.
	Revenue	Net income (loss) applicable to common shares	Basic and diluted income (loss) per common share
2012
December 31	$41,569	$(2,014)	$(0.03)
September 30	41,791	(1,252)	(0.02)
June 30	39,696	(8,866)	(0.13)
March 31	38,986	429	0.01
2011
December 31	38,982	14,443	0.22
September 30	40,865	(14,798)	(0.22)
June 30	41,254	(4,856)	(0.07)
March 31	41,243	(3,134)	(0.05)

The totals for the year may differ from the sum of the quarters as a result of weighting and rounding.

24.  Subsequent Events

Issuance of 7.25% Series C Cumulative Redeemable Preferred Stock

On January 25, 2013, CapLease issued 850,000 shares of 7.25% Series C cumulative redeemable preferred stock in a public offering at a price to the public of $23.75 per share.  The Company received net proceeds in the transaction (after deducting underwriting discounts and commissions and estimated offering expenses) of approximately $19,402.  The Company intends to use the net proceeds from the offering for general corporate purposes, which are expected to primarily include repurchase or redemption of CapLease’s 8.125% Series A preferred stock.

The Series C preferred stock ranks, with respect to the payment of dividends and the distribution of assets in the event of CapLease’s liquidation, dissolution or winding up, senior to CapLease’s common stock and junior to all of the Company’s existing and future indebtedness.  The Series C preferred stock ranks pari passu with CapLease’s Series A preferred stock, CapLease’s Series B preferred stock, and any other equity securities that CapLease may later authorize or issue that by their terms are on a parity with the Series C preferred stock.

Holders of the Series C preferred stock are entitled to receive cumulative cash dividends at the rate of 7.25% per annum of the $25.00 per share liquidation preference, equivalent to $1.8125 per annum per share.  Dividends on the Series C preferred stock are payable quarterly in arrears on or about the 15th day of January, April, July and October of each year, commencing April 15, 2013.

CapLease, Inc. and Subsidiaries
Notes to Consolidated Financial Statements
(Dollar amounts in thousands, except per share amounts; totals may not add due to rounding)

December 31, 2012, 2011 and 2010

If CapLease liquidates, dissolves or winds up its operations, holders of the Series C preferred stock will have the right to receive (after payment or provision for payment of all debts and other liabilities) $25.00 per share, plus all accumulated and unpaid dividends up to, but not including, the date of the payment.  Holders of the Series C preferred stock will be entitled to receive this liquidating distribution before CapLease distributes any assets to holders of its common stock or any other shares of stock that rank junior to the Series C preferred stock.  The rights of holders of the Series C preferred stock to receive their liquidation preference will be subject to the proportionate rights of each parity stock, including the Series A preferred stock and the Series B preferred stock, and preferential rights of the holders of any series of shares that are senior to the Series C preferred stock.

The Series C preferred stock does not have any stated maturity and is not subject to any sinking fund or mandatory redemption provisions.  CapLease has substantially the same redemption rights with respect to its Series C preferred stock as it has with respect to its Series B preferred stock, except that CapLease’s optional redemption right with respect to the Series C preferred stock does not commence until January 25, 2018.

CapLease has substantially the same conversion rights with respect to its Series C preferred stock as it has with respect to its Series B preferred stock, except that the Share Cap with respect to the Series C preferred stock is 8.9127.

Holders of the Series C preferred stock generally have no voting rights. However, Series C preferred stock holders will have limited voting rights if CapLease fails to pay dividends on the Series C preferred stock for six or more quarterly periods (whether or not consecutive), or if CapLease issues shares of capital stock senior to the Series C preferred stock or makes changes to the terms of the Series C preferred stock that would be materially adverse to the rights of the holders of Series C preferred stock.

Share Repurchase Program

During January 2013, the Company announced that its Board of Directors has approved a share repurchase program authorizing the Company to repurchase in the aggregate up to $85,000 of its outstanding Series A preferred stock. The program permits the Company to purchase shares through a variety of methods, including in the open market or through privately negotiated transactions, in accordance with applicable securities laws. It does not obligate the Company to make any repurchases at any specific time or situation. The timing and extent to which the Company repurchases its shares will depend upon a variety of factors, including market conditions, the Company’s liquidity, and regulatory requirements.

Redemption of 8.125% Series A Preferred Stock

On January 22, 2013, CapLease gave notice that it will redeem 800,182 shares of its 8.125% Series A preferred stock on February 21, 2013.  The shares are expected to be redeemed at a redemption price of $25.20313 per share, representing the redemption price of $25.00 per share plus all accumulated and unpaid dividends through and including the redemption date.

Issuance of Common Stock

During January 2013, CapLease issued an aggregate of 2,278,127 shares of common stock through its “at the market offering” program with Cantor Fitzgerald, at an average price of $5.56 per share and for aggregate net proceeds of $12,419.  The Company expects to use the proceeds from the offering for general corporate purposes.

CapLease, Inc. and Subsidiaries
Schedule of Real Estate and Accumulated Depreciation

December 31, 2012
(amounts in thousands)

Schedule III

			Initial Cost		Cost Capitalized Subsequent to Acquisition		Gross Amount at Which Carried at Close of Period
Description	Encumbrances		Land	Building and Improvements	Land	Building and Improvements	Land	Building and Improvements	Total	Accumulated Depreciation	Date of Construction	Date Acquired	Life on Which Depreciation is Computed
Abbott Laboratories, Columbus, OH	$5,300		$1,025	$10,066	$–	$–	$1,025	$10,066	$11,091	$(2,052)	1980, renovated in 2003-2004	11/5/2004	Various
Abbott Laboratories, Waukegan, IL	14,571		2,500	15,430	–	–	2,500	15,430	17,930	(2,853)	2000	8/9/2005	Various
Aetna Life Insurance Company, Fresno, CA	17,483		3,000	19,462	–	849	3,000	20,311	23,311	(4,940)	1 story office 1969, 2 story office 1984, 2 story parking 1997, interior renovated in 2000 & 2008, parking lot reconstructed in 2008	10/19/2006	Various
Allstate Insurance Company, Charlotte, NC	20,281		7,100	14,594	–	–	7,100	14,594	21,694	(2,565)	1973, renovated in the 1990s	12/21/2005	Various
Allstate Insurance Company, Roanoke, VA	21,592		3,200	20,930	–	–	3,200	20,930	24,130	(3,678)	1969/70, with an addition in 1981	12/21/2005	Various
AMEC plc, Houston, TX	15,977		3,200	22,237	–	–	3,200	22,237	25,437	(835)	Phase 1 built in 1998 (108,774 SF); Phase 2 built in 2003 (118,712 SF)	6/30/2011	Various
Aon Corporation, Glenview, IL	59,099		11,000	68,591	–	2,313	11,000	70,904	81,904	(14,478)	1976, renovated in 1999-2001	8/19/2004	Various
AT&T Services, Inc., Richardson, TX	13,097		1,728	27,191	–	–	1,728	27,191	28,919	(413)	1987	5/23/2012	Various
Baxter International, Inc., Bloomington, IN	4,806		1,200	9,181	–	–	1,200	9,181	10,381	(1,886)	1996, renovation and warehouse addition in 2004	10/13/2004	Various
Becton, Dickinson and Company, San Antonio, TX	–		3,550	12,575	–	–	3,550	12,575	16,125	(4)	2008	12/27/2012	Various
Bunge North America, Inc., Fort Worth, TX	7,715		650	8,880	–	–	650	8,880	9,530	(1,265)	2005	4/19/2007	Various
Cadbury Holdings Limited, Whippany, NJ	33,075		6,300	38,994	–	1,232	6,300	40,226	46,526	(7,541)	2005	1/6/2005	Various
Capital One Financial Corporation, Plano, TX	18,901		6,670	18,816	–	–	6,670	18,816	25,486	(3,539)	1999, renovated in 2005	6/23/2005	Various
Choice Hotels International, Inc., Silver Spring, MD	25,189		5,500	36,806	–	1,916	5,500	38,723	44,223	(7,592)	Building 10720 - 1981, 10750 - 1971, 10770 - 1986	11/23/2004	Various
Cimarex Energy Company (Development Property), Tulsa, OK	17,688		2,345	602	1,770	36,950	4,115	37,552	41,668	–	In process, estimated completion Q2 2013	7/29/2011	Various
Comcast Corporation, Englewood, CO	–		1,500	4,947	–	–	1,500	4,947	6,447	(4)	1998, interior renovated in 2011	12/19/2012	Various
Cooper Tire & Rubber Company, Franklin, IN	17,355		1,500	28,242	–	–	1,500	28,242	29,742	(1,433)	2009	12/21/2010	Various
County of Yolo, California, Woodland, CA	11,700		2,300	12,850	–	–	2,300	12,850	15,150	(1,902)	2001	1/30/2007	Various
Crozer-Keystone Health System, Ridley Park, PA	2,662		–	5,015	–	864	–	5,879	5,879	(1,208)	1977, renovated in 2004	8/9/2004	Various
CVS Corporation, Randolph, MA	7,275		6,300	7,801	–	–	6,300	7,801	14,101	(1,610)	1965, renovated in the 1980's and 1993	9/29/2004	Various
Del Monte Corporation, Lathrop, CA	32,761	(1)	–	57,483	–	–	–	57,483	57,483	(8,195)	1994	4/18/2007	Various
Exelis, Inc. (formerly ITT Corporation), Herndon, VA	41,247		5,300	40,221	–	9,528	5,300	49,749	55,049	(9,138)	1999, interior renovated in 2005-2006	5/23/2005	Various
Farmers Group, Inc., Simi Valley, CA	27,295		10,620	28,127	–	–	10,620	28,127	38,747	(4,162)	Office 240M SF 1982, Training Facility (w/office) 21M SF 1999 & Warehouse 10M SF 1982	1/31/2007	Various
Farmers New World Life Insurance Company, Mercer Island, WA	30,234		24,000	10,035	–	–	24,000	10,035	34,035	(1,763)	1982	12/22/2005	Various
General Motors Financial Company, Inc., Arlington, TX	26,128		5,820	32,219	–	–	5,820	32,219	38,039	(4,841)	1999	12/28/2006	Various
Invesco Holding Co. Ltd., Denver, CO	47,366		7,200	55,395	–	607	7,200	56,001	63,201	(9,440)	2001, first floor renovated in 2008	3/23/2006	Various
Johnson Controls, Inc., Largo, FL	18,207		4,600	18,168	–	–	4,600	18,168	22,768	(4,389)	1963 & 2001	12/12/2006	Various
Koninklijke Ahold, N.V., Levittown, PA	14,075		4,000	15,789	–	–	4,000	15,789	19,789	(2,585)	2006	6/13/2006	Various
Lowes Companies, Inc., Aliso Viejo, CA	41,289		26,600	20,829	–	748	26,600	21,577	48,177	(3,979)	1965, renovated in 2004-2005	5/31/2005	Various
Lowes Companies, Inc., New Orleans, LA	16,203		10,000	17,675	–	–	10,000	17,675	27,675	(504)	2005	11/10/2011	Various
MetroPCS Communications, Inc., Richardson, TX	7,449		972	14,661	–	–	972	14,661	15,633	(223)	1987	5/23/2012	Various
Michelin North America, Inc., Louisville, KY	4,677		951	–	–	7,121	951	7,121	8,071	(278)	2011	9/1/2010	Various
Multi-tenant (Dodge building), Omaha, NE	6,427		–	11,626	–	6,991	–	18,617	18,617	(2,412)	1985, Core (lobby) areas and exterior rennovated in 2010-2011	4/18/2007	Various
Multi-tenant (Landmark building), Omaha, NE	10,381		–	31,866	–	2,117	–	33,983	33,983	(4,984)	1991	4/18/2007	Various
Nestle Holdings, Inc., Breinigsville, PA	46,588	(1)	–	77,439	–	1,750	–	79,189	79,189	(11,062)	1994	4/18/2007	Various
Omnicom Group, Inc., Irving, TX	12,144		2,620	11,800	–	184	2,620	11,984	14,604	(2,237)	1997	6/23/2005	Various
Pearson Plc., Lawrence, KS	15,888		1,140	16,557	–	–	1,140	16,557	17,697	(2,781)	1997	4/12/2006	Various
Praxair, Inc., The Woodlands, TX	22,440		4,025	31,148	–	112	4,025	31,260	35,285	(424)	2009	6/15/2012	Various
Pulte Mortgage LLC, Englewood, CO	–		2,000	13,545	–	–	2,000	13,545	15,545	(12)	2009	12/19/2012	Various
The Kroger Co., Calhoun, GA	2,245		–	7,056	–	–	–	7,056	7,056	(1,006)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Frankfort, KY	2,028		–	5,946	–	–	–	5,946	5,946	(848)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Franklin, TN	2,715		–	8,546	–	–	–	8,546	8,546	(1,218)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Georgetown, KY	2,067		–	8,191	–	–	–	8,191	8,191	(1,168)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Knoxville, TN	2,681		–	8,726	–	–	–	8,726	8,726	(1,244)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Lithonia, GA	2,594		–	7,716	–	–	–	7,716	7,716	(1,100)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Madisonville, KY	2,060		–	5,641	–	–	–	5,641	5,641	(804)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Murray, KY	2,194		–	5,827	–	–	–	5,827	5,827	(831)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Owensboro, KY	2,160		–	6,793	–	–	–	6,793	6,793	(968)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Suwanee, GA	2,723		–	9,597	–	–	–	9,597	9,597	(1,368)	Various, 1995-1996	4/18/2007	Various
The Kroger Co., Suwanee, GA	2,997		–	10,664	–	–	–	10,664	10,664	(1,520)	Various, 1995-1996	4/18/2007	Various
Tiffany & Co., Parsippany, NJ	57,502		7,400	62,150	–	47	7,400	62,197	69,597	(11,286)	Office & Warehouse - 1996-1997, Warehouse Mezzanine - 2000, Garage - 2001, East Wing Office - 2002, solar rooftop panels installed in 2006	9/28/2005	Various
Time Warner Cable Enterprises LLC, Milwaukee, WI	21,401		2,300	22,299	–	–	2,300	22,299	24,599	(3,396)	1903, renovated in 2001	11/28/2006	Various
TJX Companies, Inc., Philadelphia, PA	70,207		6,100	79,734	–	–	6,100	79,734	85,834	(13,573)	2001	3/10/2006	Various
T-Mobile USA, Inc., Nashville, TN	10,456		2,450	11,774	–	–	2,450	11,774	14,224	(1,804)	2002	11/14/2006	Various
United States Government (FBI), Albany, NY	11,655		3,000	12,794	–	263	3,000	13,058	16,058	(1,996)	1998, building expanded by 3M SF in 2008.	10/25/2006	Various
United States Government (SSA), Austin, TX	5,134		1,100	4,327	–	185	1,100	4,511	5,611	(793)	2005	8/11/2005	Various
United States Government (FBI), Birmingham, AL	18,381		2,200	20,171	–	2,440	2,200	22,610	24,810	(3,993)	2005, building expanded by 10M SF in 2007	8/11/2005	Various
United States Government (DEA), Birmingham, AL	10,914		1,000	11,643	–	(126)	1,000	11,517	12,517	(2,032)	2005	8/11/2005	Various
United States Government (EPA), Kansas City, KS	18,180		250	29,476	–	–	250	29,476	29,726	(5,439)	2003	8/11/2005	Various
United States Government (NIH), N. Bethesda, MD	56,281		10,350	61,512	–	2,320	10,350	63,832	74,182	(11,285)	1989, façade renovated and roof replaced in 2012	9/9/2005	Various
United States Government (VA), Ponce, PR	3,367		2,120	10,252	–	74	2,120	10,326	12,446	(2,099)	2000, HVAC system replaced in 2008	11/1/2004	Various
Vacant, Fort Wayne, IN	25,957	(1)	–	37,313	–	–	–	37,313	37,313	(5,320)	1994	4/18/2007	Various
Vitamin Shoppe Industries Inc. (Development Property), Ashland, VA	–		1,520	38	–	9,025	1,520	9,063	10,583	–	In process, estimated completion Q2 2013	8/24/2012	Various
Walgreen Co., Portsmouth, VA	2,306		618	3,564	–	–	618	3,564	4,181	(728)	1998	11/1/2004	Various
WorleyParsons Limited, Houston, TX	19,525		2,100	30,808	–	–	2,100	30,808	32,908	(54)	2009	12/6/2012	Various
	$1,092,295		$222,923	$1,370,347	$1,770	$87,510	$224,693	$1,457,857	$1,682,551	$(209,084)

(1) Three properties are financed with loans which are cross-collateralized.

CapLease, Inc. and Subsidiaries
Real Estate and Accumulated Depreciation
December 31, 2012
(amounts in thousands)
Schedule III (continued)

Reconciliation of real estate owned:
Balance-December 31, 2009		$1,425,093
Property acquisitions	$30,693
Costs capitalized subsequent to acquisition	9,563
Balance-December 31, 2010		$1,465,349
Property acquisitions	55,457
Costs capitalized subsequent to acquisition	18,132
Property divestitures	(22,477)
Balance-December 31, 2011		$1,516,461
Property acquisitions	152,270
Costs capitalized subsequent to acquisition	44,945
Property divestitures	(32,985)
Balance-December 31, 2012		$1,680,691

Reconciliation of accumulated depreciation:
Balance-December 31, 2009		$120,358
Additions during the year:
Depreciation on property	$32,171
Balance-December 31, 2010		$152,529
Depreciation on property	33,248
Accumulated depreciation on divested property	(2,789)
Balance-December 31, 2011		$182,988
Depreciation on property	34,242
Accumulated depreciation on divested property	(8,146)
Balance-December 31, 2012		$209,084

CapLease, Inc. and Subsidiaries
Schedule of Loans Held for Investment
December 31, 2012
(amounts in thousands)
Schedule IV

Description	Location	Interest Rate	Final Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Mortgages	Carrying Amount of Mortgages (1)	Principal Amount of Loans Subject to Delinquent Principal or Interest
Long-Term Mortgage Loans
Bank Of America, N.A.	Mt. Airy, MD	6.42%	Dec 2026	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	$3,082	$3,082	-
CVS Corporation	Evansville, IN	6.22%	Jan 2033	Principal and interest are payable monthly at a level amount over the life to maturity	N/A	3,009	3,009	-
CVS Corporation	Greensboro, GA	6.52%	Jan 2030	Principal and interest are payable monthly at a level amount over the life to maturity	N/A	1,172	1,172	-
CVS Corporation	Shelby Twp., MI	5.98%	Jan 2031	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	2,297	2,297	-
Koninklijke Ahold, N.V.	Bensalem, PA	7.24%	May 2020	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	2,250	2,277	-
Lowes Companies, Inc.	Framingham, MA	N/A	Sep 2031	Zero coupon note with baloon balance of $9,784 due at maturity.	N/A	5,651	1,830	-
Walgreen Co.	Dallas, TX	6.46%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity	N/A	2,949	2,949	-
Walgreen Co.	Nacogdoches, TX	6.80%	Sep 2030	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	3,179	3,179	-
Walgreen Co.	Rosemead, CA	6.26%	Dec 2029	Principal and interest are payable monthly at a level amount over the life to maturity	N/A	4,522	4,522	-
						28,111	24,318

Corporate Credit Notes
Federal Express Corporation	Bellingham, WA	5.78%	Mar 2015	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	124	123	-
Hercules Incorporated	Wilmington, DE	9.32%	May 2013	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	2,470	2,470	-
Lowes Companies, Inc.	N. Windham, ME	5.28%	Sep 2015	Principal and interest are payable monthly at a varying amount over the life to maturity	N/A	392	389	-
Walgreen Co.	Jefferson City, TN	5.49%	May 2015	Principal and interest are payable monthly at a level amount over the life to maturity	N/A	232	232	-
						3,218	3,214

Provision for valuation loss						-	(500)

Total						$31,329	$27,032

(1) The aggregate cost for federal income tax purposes is $27,032.

CapLease, Inc. and Subsidiaries
Schedule of Loans Held for Investment
December 31, 2011
(amounts in thousands)
Schedule IV—(Continued)

Balance-December 31, 2009		$221,656
Additions during the year:
New loan investments	$-
Deductions during the year:
Principal received	(11,193)
Interest payments treated as a reduction of carry value	(12)
Allowance for loan losses	-
Amortization of unearned discounts and premiums	(10)
Balance-December 31, 2010		$210,441
Additions during the year:
New loan investments	$-
Deductions during the year:
Principal received	(10,032)
Allowance for loan losses	(988)
Amortization of unearned discounts and premiums	29
Loans sold	(166,241)
Balance-December 31, 2011		$33,209
Additions during the year:
New loan investments	$-
Deductions during the year:
Principal received	(6,293)
Allowance for loan losses	-
Amortization of unearned discounts and premiums	116
Balance-December 31, 2012		$27,032